Filed Pursuant to Rule 424(b)2

Registration Statement No. 333-222074

Prospectus Supplement

(To Prospectus dated December 21, 2017)

2,800,000 Depositary Shares

Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate
Series B Non-Cumulative Perpetual Preferred Stock

We are offering 2,800,000 depositary shares each representing a 1/40th ownership interest in a share of our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value (“Series B preferred stock”), with a liquidation preference of $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share). As a holder of depositary shares, you will be entitled to all rights and preferences of the Series B preferred stock (including dividend, voting, redemption and liquidation rights) in proportion to your investment in the underlying shares of Series B preferred stock. You must exercise these rights through the depositary.

We will pay dividends on the Series B preferred stock, when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors). Dividends will accumulate and be payable from the original date of issuance to, but excluding, July 1, 2026 at a rate of 6.375% per annum, payable quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2019. From, and including, July 1, 2026, dividends will accumulate and be payable at a floating rate equal to three-month LIBOR (as defined herein) plus a spread of 408.8 basis points per annum, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR, payable quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2026. Upon payment of any dividends on the Series B preferred stock, holders of depositary shares are expected to receive such dividends in proportion to their investment in the depositary shares representing such Series B preferred stock.

Dividends on the Series B preferred stock will not be cumulative or mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B preferred stock for any Dividend Period (as defined herein) prior to the related Dividend Payment Date (as defined herein), that dividend will not accumulate, and we will have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series B preferred stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

We may redeem the Series B preferred stock at our option, subject to regulatory approval, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any Dividend Payment Date on or after July 1, 2024 or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). If we redeem the Series B preferred stock, the depositary is expected to redeem a proportionate number of depositary shares.

Currently no market exists for the depositary shares. The depositary shares have been approved for listing on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TSCBP.”

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and beginning on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2018.

	Per Share	Total
Public offering price	$25.0000	$70,000,000
Underwriting discounts and commissions	$0.7875	$2,205,000
Proceeds to us, before expenses	$24.2125	$67,795,000

We have granted the underwriters an option to purchase up to an additional 420,000 depositary shares within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants against payment therefor on or about May 29, 2019, which is the fifth business day following the date of pricing of the depositary shares (such settlement being referred to as “T+5”). See “Underwriting” for details.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the depositary shares nor the Series B preferred stock is a savings account, deposit or other obligation of any of our bank or non-bank subsidiaries and neither is insured by the FDIC or any other governmental agency or instrumentality.

Joint Book-running Managers

Keefe, Bruyette & Woods	Raymond James
A Stifel Company

Co-Managers

B. Riley FBR	Boenning & Scattergood, Inc.	Stephens Inc.

The date of this prospectus supplement is May 21, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our depositary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-222074) that we filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2017 and that became effective on December 21, 2017. Under the shelf registration process, we may from time to time offer and sell any combination of securities described in the accompanying prospectus in one or more offerings.

We have not, and the underwriters have not, authorized anyone to provide you with information that is different or inconsistent with the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others might give. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates, or that the information that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. These statements are often, but not always, made through the use of words or phrases such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “maintain,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “sustain,” “target,” “trend,” “will,” “will likely result,” and “would,” or the negative version of those words or other comparable words and phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, beliefs or assumptions made by management, many of which, by their nature, are inherently uncertain. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that change over time and are difficult to predict, including, but not limited to, the following:

•	our ability to prudently manage our growth and execute our strategy, including the successful integration of past and future acquisitions;

•	our ability to fully realize the cost savings and other benefits of our acquisitions, manage risks related to business disruption following those acquisitions, and customer disintermediation;

•	deterioration of our asset quality;

•	possible loan and lease losses and changes in the value of collateral securing our loans;

•	possible changes in the speed of loan prepayments by customers and loan origination or sales volumes;

•	business and economic conditions generally and in the financial services industry, nationally and within our local market area;

•	our ability to maintain important deposit customer relationships, our reputation and otherwise avoid liquidity risks;

•	changes in management personnel;

•	volatility and direction of market interest rates;

•	our ability to provide investment management performance competitive with our peers and benchmarks;

•	operational risks associated with our business, including cyber-security related risks;

•	increased competition in the financial services industry, particularly from regional and national institutions;

S-iii

•	negative perceptions or publicity with respect to any products or services we offer;

•	adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings;

•	changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters;

•	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms;

•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to shareholders;

•	further government intervention in the U.S. financial system; and

•	natural disasters and adverse weather, acts of terrorism, cyber-attacks, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” section beginning on page S-10 of this prospectus supplement and the “Risk Factors” sections contained in our reports to the SEC that are incorporated by reference into this prospectus.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all the information that may be important to you. Therefore, you should also read the more detailed information set forth in this prospectus supplement, our financial statements and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our depositary shares. See “Where You Can Find Additional Information.” Unless we indicate otherwise, the words “we,” “our,” “us” and the “Company” refer to TriState Capital Holdings, Inc. and its wholly owned subsidiaries.

TriState Capital Holdings, Inc.

TriState Capital Holdings, Inc., a Pennsylvania corporation, is a bank holding company headquartered in Pittsburgh, Pennsylvania. The Company has three wholly owned subsidiaries: TriState Capital Bank (the “Bank”), a Pennsylvania-chartered bank; Chartwell Investment Partners, LLC (“Chartwell”), a registered investment advisor; and Chartwell TSC Securities Corp. (“CTSC Securities”), a registered broker/dealer.

Through the Bank, we serve middle-market businesses in our primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York. We also serve high net-worth individuals and trusts on a national basis through our private banking channel. We market and distribute our banking products and services through a scalable, branchless banking model, which creates significant operating leverage throughout our business as we continue to grow. As of March 31, 2019, the Bank had total assets of $6.25 billion, total loans held for investment of $5.34 billion and total deposits of approximately $5.35 billion.

Through Chartwell, we provide investment management services primarily to institutional investors, mutual funds and individual investors on a national basis. CTSC Securities supports marketing efforts for Chartwell’s proprietary investment products that require SEC or Financial Industry Regulatory Authority, Inc. licensing. As of March 31, 2019, Chartwell had assets under management of $9.73 billion.

Our common stock is traded on Nasdaq under the symbol “TSC.” Our principal executive office is located at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, and our telephone number at that office is (412) 304-0304. Our website is located at www.tristatecapitalbank.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

S-1

The Offering

The following summary contains summary information about the depositary shares, the Series B preferred stock and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the depositary shares. For a complete understanding of the depositary shares and the Series B preferred stock, you should read the sections of this prospectus supplement entitled “Description of Series B Preferred Stock” and “Description of Depositary Shares.”

Issuer	TriState Capital Holdings, Inc., a Pennsylvania corporation and a bank holding company.

Securities Offered

2,800,000 depositary shares (3,220,000 depositary shares if the underwriters exercise their option to purchase additional depositary shares in full) each representing a 1/40th ownership interest in a share of our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, with a liquidation preference of $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share). Each holder of depositary shares will be entitled to all rights and preferences of the Series B preferred stock (including dividend, voting, redemption and liquidation rights) in proportion to such holder’s investment in the underlying shares of Series B preferred stock.

We may from time to time, without notice to or the consent of holders of the Series B preferred stock, issue additional shares of Series B preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B preferred stock. In the event we issue additional shares of Series B preferred stock, we will cause a corresponding number of additional depositary shares to be issued.

Dividends

Holders of the Series B preferred stock will be entitled to receive, only when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series B preferred stock, and no more, at a rate equal to 6.375% per annum (equivalent to $1.59375 per depositary share per annum), subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR, for each quarterly Dividend Period (as defined below) occurring from, and including, the original issue date of the Series B preferred stock to, but excluding, July 1, 2026 (the “Fixed Rate Period”), and thereafter, three-month LIBOR (as defined herein) plus a spread of 408.8 basis points per annum, for each quarterly Dividend Period beginning July 1, 2026 (the “Floating Rate Period”). A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined herein) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the shares of Series B preferred stock to, but excluding, the next succeeding Dividend Payment Date.

S-2

Dividends on the Series B preferred stock will not be cumulative or mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B preferred stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accumulate, and we will have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series B preferred stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

See “Description of Series B Preferred Stock—Dividends.”

Dividend Payment Dates

When, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), we will pay cash dividends on the Series B preferred stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on , July 1, 2019.

See “Description of Series B Preferred Stock—Dividends.”

Priority Regarding Dividends	So long as any share of Series B preferred stock remains outstanding:

(1)    no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined herein), subject to certain exceptions;

(2)    no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly, subject to certain exceptions, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(3)    no shares of Parity Stock (as defined herein), including our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (the “Series A preferred stock”), will be repurchased, redeemed or otherwise acquired for consideration by us, subject to certain exceptions, during a Dividend Period, unless, in the case of clauses (1), (2) and (3) above, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B preferred stock have been declared and paid in full, or declared and a sum sufficient for the payment of those dividends has been set aside.

See “Description of Series B Preferred Stock—Priority Regarding Dividends.”

Redemption

The Series B preferred stock is not subject to any mandatory redemption, sinking fund or other similar provision.

We may redeem the Series B preferred stock at our option, subject to regulatory approval, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any Dividend Payment Date on or after July 1, 2024 or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). If we redeem any shares of Series B preferred stock, the depositary is expected to redeem a proportionate number of depositary shares. See “Description of Series B Preferred Stock— Redemption.”

S-3

Neither the holders of Series B preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B preferred stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series B preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred stock will have no right or claim to any of our remaining assets.

Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series B preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series B preferred stock and all Parity Stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.

See “Description of Series B Preferred Stock—Liquidation Rights.”

Voting Rights

Holders of the Series B preferred stock will have no voting rights with respect to matters that generally require the approval of our voting common shareholders. Holders of the Series B preferred stock will have voting rights only with respect to (i) authorizing, creating or issuing any capital stock ranking senior to the Series B preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering or repealing any provision of the Articles of Amendment creating the Series B preferred stock (the “Articles of Amendment”) or our Articles of Incorporation (the “Articles”), including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series B preferred stock, (iii) two directors, following non-payments of dividends for at least six quarterly Dividend Periods and (iv) as otherwise required by applicable law.

See “Description of Series B Preferred Stock—Voting Rights.”

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Ranking

With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, the Series B preferred stock will rank:

•       senior to our common stock and any other class or series of preferred stock that by its terms ranks junior to the Series B preferred stock;

•       equally with our Series A preferred stock and any future series of preferred stock the terms of which expressly provide that it will rank equally with the Series B preferred stock with respect to dividends and distributions to the Series B preferred stock; and

•       junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that such series ranks senior to the Series B preferred stock (subject to any requisite consents prior to issuance).

No Maturity	The Series B preferred stock does not have any maturity date, and we are not required to redeem the Series B preferred stock at any time. Accordingly, the Series B preferred stock will remain outstanding perpetually, unless and until we decide to redeem it and, if required, receive prior approval of the Federal Reserve to do so.

Preemptive and Conversion Rights	None.

Listing	The depositary shares have been approved for listing on Nasdaq under the symbol “TSCBP.”

Directed Share Program	We have reserved 178,000 depositary shares being offering by this prospectus for sale at the public offering price to specified directors, executive officers, employees and persons having relationships with us.

Tax Consequences	For discussion of material United States federal income tax consequences relating to the depositary shares, see “Material United States Federal Income and Estate Tax Considerations.”

Use of Proceeds	We intend to use the net proceeds of this offering of depositary shares for general corporate purposes, potentially including repurchases of our common stock, future acquisitions, our working capital needs and investments in subsidiaries.

Risk Factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Depositary, Registrar and Transfer Agent	Computershare Trust Company, N.A. will be the depositary, transfer agent and registrar for the Series B preferred stock.

Calculation Agent	The Company will initially act as calculation agent unless we appoint a calculation agent for the Series B preferred stock prior to the commencement of the Floating Rate Period.
S-5

Selected Financial Information

The following tables set forth selected historical financial and other information for the periods ended and as of the dates indicated. The selected financial information presented below as of and for the three months ended March 31, 2019 and 2018 is derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and accompanying prospectus from our Quarterly Report on Form 10-Q for the three months ended March 31, 2019. The selected financial information presented below as of and for the years ended December 31, 2018, 2017 and 2016 is derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2018. The selected financial information as of and for the years ended December 31, 2015 and 2014 is derived from our audited consolidated financial statements for the years then ended, which are not included or incorporated by reference in this prospectus supplement. Results from prior periods are not necessarily indicative of results that may be expected for any future period.

This selected financial information should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus.

	Three Months Ended
	March 31,		Years Ended December 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Income statement data:
Interest income	$62,902	$41,416	$199,786	$134,295	$98,312	$83,596	$78,085
Interest expense	32,530	15,154	86,382	42,942	23,499	15,643	12,251
Net interest income	30,372	26,262	113,404	91,353	74,813	67,953	65,834
Provision (credit) for loan and lease losses	(377)	195	(205)	(623)	838	13	10,159
Net interest income after provision for loan and lease losses	30,749	26,067	113,609	91,976	73,975	67,940	55,675
Total non-interest income	13,069	11,089	47,917	46,966	46,508	35,483	31,549
Total non-interest expense	26,672	23,850	101,157	91,472	78,794	70,043	64,327
Income before tax	17,146	13,306	60,369	47,470	41,689	33,380	22,897
Income tax expense	2,582	2,905	5,945	9,482	13,048	10,892	6,969
Net income	14,564	10,401	54,424	37,988	28,641	22,488	15,928
Preferred stock dividends on Series A	679	—	2,120	—	—	—	—
Net income available to common shareholders	$13,885	$10,401	$52,304	$37,988	$28,641	$22,488	$15,928
Earnings per common share - basic	$0.50	$0.38	$1.90	$1.38	$1.04	$0.81	$0.56
Earnings per common share - diluted	$0.48	$0.36	$1.81	$1.32	$1.01	$0.80	$0.55
S-6

	March 31,		December 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Balance sheet data:
Cash and cash equivalents	$243,911	$145,033	$189,985	$156,153	$103,994	$96,676	$105,710
Total investment securities	487,087	245,350	466,759	220,552	238,473	225,411	211,893
Loans and leases held-for-investment	5,336,725	4,302,766	5,132,873	4,184,244	3,401,054	2,841,284	2,400,052
Allowance for loan and lease losses	(14,712)	(14,818)	(13,208)	(14,417)	(18,762)	(17,974)	(20,273)
Loans and leases held-for-investment, net	5,322,013	4,287,948	5,119,665	4,169,827	3,382,292	2,823,310	2,379,779
Goodwill and other intangibles, net	67,361	64,897	67,863	65,358	67,209	50,816	52,374
Other assets	223,638	163,525	191,383	166,007	138,489	105,958	96,207
Total assets	$6,344,010	$4,906,753	$6,035,655	$4,777,897	$3,930,457	$3,302,171	$2,845,963
Deposits	$5,337,704	$4,098,955	$5,050,461	$3,987,611	$3,286,779	$2,689,844	$2,336,953
Borrowings, net	398,216	304,764	404,166	335,913	239,510	254,308	164,106
Other liabilities	111,533	62,805	101,674	65,302	52,361	32,042	39,514
Total liabilities	5,847,453	4,466,524	5,556,301	4,388,826	3,578,650	2,976,194	2,540,573
Preferred stock	38,468	38,440	38,468	—	—	—	—
Common shareholders’ equity	458,089	401,789	440,886	389,071	351,807	325,977	305,390
Total shareholders’ equity	496,557	440,229	479,354	389,071	351,807	325,977	305,390
Total liabilities and shareholders’ equity	$6,344,010	$4,906,753	$6,035,655	$4,777,897	$3,930,457	$3,302,171	$2,845,963
Book value per common share	$15.61	$13.87	$15.27	$13.61	$12.38	$11.62	$10.88
Tangible book value per common share(1)	$13.31	$11.63	$12.92	$11.32	$10.02	$9.81	$9.02

	As of and For the Three Months Ended
	March 31,		As of and For the Years Ended December 31,
(Dollars in thousands)	2019	2018	2018	2017	2016	2015	2014
Performance ratios:
Return on average assets	0.92%	0.89%	1.00%	0.89%	0.81%	0.74%	0.61%
Return on average common equity	12.50%	10.65%	12.57%	10.30%	8.48%	7.13%	5.25%
Net interest margin(2)	2.10%	2.35%	2.26%	2.25%	2.23%	2.36%	2.62%
Total revenue(1)	$43,413	$37,346	$161,391	$138,009	$121,244	$103,403	$95,955
Bank efficiency ratio(1)	56.30%	54.48%	53.09%	57.39%	61.17%	62.30%	59.93%
Non-interest expense to average assets	1.77%	2.03%	1.93%	2.15%	2.23%	2.32%	2.44%

Asset quality:
Non-performing loans	$7,329	$2,477	$2,237	$3,183	$17,790	$16,660	$30,232
Non-performing assets	$10,453	$6,053	$5,661	$6,759	$21,968	$18,390	$31,602
Other real estate owned	$3,124	$3,576	$3,424	$3,576	$4,178	$1,730	$1,370
Non-performing assets to total assets	0.16%	0.12%	0.09%	0.14%	0.56%	0.56%	1.11%
Non-performing loans to total loans	0.14%	0.06%	0.04%	0.08%	0.52%	0.59%	1.26%
Allowance for loan and lease losses to loans	0.28%	0.34%	0.26%	0.34%	0.55%	0.63%	0.84%
Allowance for loan and lease losses to non-performing loans	200.74%	598.22%	590.43%	452.94%	105.46%	107.89%	67.06%
Net charge-offs (recoveries)	$(1,881)	$(206)	$1,004	$3,722	$50	$2,312	$8,882
Net charge-offs (recoveries) to average total loans	(0.15)%	(0.02)%	0.02%	0.10%	—%	0.09%	0.41%
S-7

	As of and For the
	Three Months Ended
	March 31,		As of and For the Years Ended December 31,
(Dollars in thousands)	2019	2018	2018	2017	2016	2015	2014
Capital ratios:
Average equity to average assets	8.00%	8.34%	8.49%	8.65%	9.56%	10.43%	11.53%
Tier 1 leverage ratio	7.13%	7.96%	7.28%	7.25%	7.90%	9.05%	9.21%
Common equity tier 1 risk-based capital ratio	9.98%	11.09%	9.64%	11.14%	11.49%	12.20%	N/A
Tier 1 risk-based capital ratio	10.92%	12.25%	10.58%	11.14%	11.49%	12.20%	9.24%
Total risk-based capital ratio	11.26%	12.84%	10.86%	11.72%	12.66%	13.88%	11.02%

Investment Management Segment:
Assets under management	$9,732,000	$8,344,000	$9,189,000	$8,309,000	$8,055,000	$8,005,000	$7,714,000
EBITDA(1)	$2,621	$1,515	$6,900	$7,421	$13,208	$8,481	$5,338

(1)	The information set forth above contains certain financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “total revenue,” “efficiency ratio” and “EBITDA.” Although we believe these non-GAAP financial measures provide management and our investors with a more detailed understanding of our performance, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures presented in this prospectus supplement are calculated as follows:
•	“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors so that they can better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets associated with prior acquisitions. Intangible assets are created when we buy businesses that add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.
•	“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets associated with prior acquisitions.
•	“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our core operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.
•	“Efficiency ratio” is defined as total non-interest expense, excluding acquisition related items, where applicable, divided by our total revenue. We believe this measure allows management and investors to better assess our operating expenses in relation to our core operating revenue, particularly at the Bank.
•	“EBITDA” is defined as net income before interest expense, income tax expense, depreciation expense and intangible amortization expense. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings by excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

Reconciliations of non-GAAP numbers to their most directly comparable GAAP measures are included in the tables below.

(2)	Net interest margin is calculated on a fully taxable equivalent basis.
S-8

Reconciliation of Non-GAAP Financial Measures

	March 31,		December 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Tangible book value per common share:
Common shareholders’ equity	$458,089	$401,789	$440,886	$389,071	$351,807	$325,977	$305,390
Less: goodwill and intangible assets	67,361	64,897	67,863	65,358	67,209	50,816	52,374
Tangible common equity (numerator)	$390,728	$336,892	$373,023	$323,713	$284,598	$275,161	$253,016
Common shares outstanding (denominator)	29,351,833	28,976,214	28,878,674	28,591,101	28,415,654	28,056,195	28,060,888
Tangible book value per common share	$13.31	$11.63	$12.92	$11.32	$10.02	$9.81	$9.02

	Three Months Ended
	March 31,		Years Ended December 31,
(Dollars in thousands)	2019	2018	2018	2017	2016	2015	2014
Total revenue:
Net interest income	$30,372	$26,262	$113,404	$91,353	$74,813	$67,953	$65,834
Total non-interest income	13,069	11,089	47,917	46,966	46,508	35,483	31,549
Less: net gain (loss) on the sale and call of debt securities	28	5	(70)	310	77	33	1,428
Total revenue	$43,413	$37,346	$161,391	$138,009	$121,244	$103,403	$95,955

BANK SEGMENT

	Three Months Ended
	March 31,		Years Ended December 31,
(Dollars in thousands)	2019	2018	2018	2017	2016	2015	2014
Bank total revenue:
Net interest income	$30,911	$26,801	$115,455	$93,380	$76,727	$69,899	$66,841
Total non-interest income	2,905	2,181	11,042	9,864	9,470	5,873	6,449
Less: net gain (loss) on the sale and call of debt securities	28	5	(70)	310	77	33	1,428
Bank total revenue	$33,788	$28,977	$126,567	$102,934	$86,120	$75,739	$71,862

Bank efficiency ratio:
Total non-interest expense	$19,021	$15,786	$67,190	$59,073	$52,676	$47,186	$43,115
Less: acquisition related items	—	—	—	—	—	—	45
Total non-interest expense, as adjusted (numerator)	$19,021	$15,786	$67,190	$59,073	$52,676	$47,186	$43,070
Bank total revenue (denominator)	$33,788	$28,977	$126,567	$102,934	$86,120	$75,739	$71,862
Bank efficiency ratio	56.30%	54.48%	53.09%	57.39%	61.17%	62.30%	59.93%

INVESTMENT MANAGEMENT SEGMENT

	Three Months Ended
	March 31,		Years Ended December 31,
(Dollars in thousands)	2019	2018	2018	2017	2016	2015	2014
Investment Management EBITDA:
Net income	$1,431	$702	$3,851	$4,551	$6,933	$4,368	$2,479
Interest expense	—	—	—	—	—	—	—
Income tax expense	563	227	579	522	4,357	2,477	1,527
Depreciation expense	125	125	502	497	165	78	33
Intangible amortization expense	502	461	1,968	1,851	1,753	1,558	1,299
EBITDA	$2,621	$1,515	$6,900	$7,421	$13,208	$8,481	$5,338
S-9

RISK FACTORS

An investment in the depositary shares involves certain risks relating to the Series B preferred stock, the depositary shares and the Company. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we describe herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the depositary shares and the loss of all or part of your investment.

You are making an investment decision about both the depositary shares and the Series B preferred stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Series B preferred stock. The depositary will rely solely on the payments it receives on the Series B preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement regarding both of these securities before making an investment decision.

The Series B preferred stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of Series B preferred stock will be equity interests and will not constitute indebtedness of ours. This means that the depositary shares, which represent fractional interests in shares of Series B preferred stock, will rank junior to all our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation.

As of March 31, 2019, our total liabilities were approximately $5.85 billion, and we may incur additional indebtedness in the future to increase our capital resources. Additionally, if our capital ratios or the capital ratios of our banking subsidiary fall below minimum ratios required by the Federal Reserve, we or our banking subsidiary could be required to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Series B preferred stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “Risk Factors—Holders of the Series B preferred stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series B preferred stock.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.

We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders, including issuing additional shares of Series B preferred stock or additional depositary shares. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the Series B preferred stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms.

S-10

Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B preferred stock is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series B preferred stock, if we issue preferred stock in the future with voting rights that dilute the voting power of the Series B preferred stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series B preferred stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series B preferred stock are not entitled to preemptive rights or other protections against dilution.

The Series B preferred stock may be junior in rights and preferences to our future preferred stock.

The Series B preferred stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series B preferred stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B preferred stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series B preferred stock. The terms of any future preferred stock expressly senior to the Series B preferred stock may restrict dividend payments on the Series B preferred stock.

Dividends on the Series B preferred stock are discretionary and non-cumulative.

Dividends on the Series B preferred stock are discretionary and will not be cumulative. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B preferred stock in respect of a Dividend Period, then no dividend shall be payable on the applicable Dividend Payment Date, no dividend shall be deemed to have accumulated for such Dividend Period, and we will have no obligation to pay any dividend for that Dividend Period at any time, whether or not our board of directors (or a duly authorized committee of our board of directors) declares a dividend on the Series B preferred stock or any other class or series of our capital stock for any future dividend period. Any declaration and payment of dividends on the Series B preferred stock will depend upon, among other factors, our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the Series B preferred stock, dividend restrictions contained in our Credit Agreement (the “Credit Agreement”) with Texas Capital Bank, National Association (“TCB”), other credit agreements and other factors deemed relevant by our board of directors. Consistent with our growth initiatives, capital availability, projected liquidity needs and other factors, we have not paid dividends on our common stock since inception. In addition, under the Federal Reserve’s capital rules, dividends on the Series B preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations.

Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the Floating Rate Period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Holders of the Series B preferred stock will have no rights against the publishers of LIBOR.

Holders of the Series B preferred stock will have no rights against the publishers of LIBOR, even though the amount they receive on each Dividend Payment Date after July 1, 2026 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Series B preferred stock or the holders of the Series B preferred stock.

S-11

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the Series B Preferred Stock.

The chief executive of the United Kingdom Financial Conduct Authority (“FCA”), which regulates LIBOR, announced in July 2017 that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom or elsewhere. While Intercontinental Exchange Inc., the company that administers LIBOR, plans to continue publishing LIBOR, liquidity in the interbank markets that those LIBOR estimates are based upon has been declining. Accordingly, there is considerable uncertainty regarding the publication of such rates beyond 2021. In April 2018, the Federal Reserve Bank of New York, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, announced replacement of U.S. LIBOR with a new index calculated by short-term repurchase agreements, backed by U.S. Treasury securities, called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market acceptance as a LIBOR replacement remains in question and the future of LIBOR at this time is uncertain. The selection of SOFR as the alternative reference rate currently presents certain market concerns, because a term structure for SOFR has not yet developed, and there is not yet a generally accepted methodology for adjusting SOFR, which represents an overnight, risk-free rate, so that it will be comparable to LIBOR, which has various tenors and reflects a risk component. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest or dividend is determined by reference to LIBOR, such as the Series B preferred stock and the related depositary shares.

The Series B preferred stock is perpetual. While the initial interest rate on the Series B preferred stock is fixed, interest will accrue at an annual rate equal to three-month LIBOR plus a spread of 408.8 basis points per annum for each quarterly Dividend Period beginning July 1, 2026—after the date on which the continuation of LIBOR on the current basis cannot and will not be guaranteed. As described under “Description of the Series B Preferred Stock—Dividends,” if the calculation agent determines that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B preferred stock and we notify the calculation agent of such determination (a “LIBOR Event”), the calculation agent will use, as directed by us, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR (which may, or may not, be SOFR). As part of such substitution, the calculation agent will, as directed by us, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Dividend Determination Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of Series B preferred stock. If on any Dividend Determination Date during the Floating Rate Period (which may be the first Dividend Determination Date of the Floating Rate Period) a LIBOR Event has occurred prior to such Dividend Determination Date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such Dividend Determination Date, then commencing on such Dividend Determination Date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed Rate Period will be in effect for the applicable Dividend Period and will remain in effect during the remainder of the Floating Rate Period.

S-12

If three-month LIBOR has been discontinued or is no longer an acceptable benchmark, we will have the discretion to direct the calculation agent to use the appropriate Alternative Rate and to make related Adjustments consistent with market practice and, in certain circumstances, to appoint an IFA to determine an appropriate Alternative Rate and any Adjustments. Our interests in making the foregoing determinations or adjustments may be adverse to the interests of holders of the Series B preferred stock, and any of the foregoing determinations, adjustments or actions by the calculation agent or the IFA, or the continuation of the dividend rate in effect during the Fixed Rate Period in certain circumstances, could result in adverse consequences to the applicable dividend rate on Series B preferred stock, which could have adverse effects on the returns on, value of, and market for Series B preferred stock.

The dividend rate on the Series B preferred stock will vary beginning on July 1, 2026 and any dividends declared may be less than the initial fixed annual rate in effect until July 1, 2026.

As described in further detail under “Description of Series B Preferred Stock—Dividends” the annual dividend rate on the Series B preferred stock commencing on July 1, 2026 will equal three-month LIBOR plus a spread of 408.8 basis points per annum, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR. Therefore, any dividends declared on or after July 1, 2026 may vary from period to period and could be more or less than the fixed rate for the initial period. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk.

Our ability to declare and pay dividends is subject to statutory, regulatory and contractual restrictions.

We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Series B preferred stock. In particular, dividends on the Series B preferred stock will be subject to our receipt of any required prior approval by the Federal Reserve (if then required) and to the satisfaction of conditions set forth in the capital adequacy requirements of the Federal Reserve applicable to dividends on the Series B preferred stock. Under the Federal Reserve’s capital rules, dividends on the Series B preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments. In addition, under our Credit Agreement with TCB, we are prohibited from paying a dividend on Series B preferred stock unless (i) we are not in default, and payment of such dividend would not cause us to be in default, under the Credit Agreement, (ii) such dividend, together with any dividends on our Series A preferred stock and common stock, does not exceed, on an annual basis, 25% of the Company’s net income for the 12-month period ended on the last day of the month immediately preceding the dividend payment, and (iii) we have demonstrated to TCB’s satisfaction that after giving effect to such dividend payment, calculated on a pro forma basis as of the last day of the quarter immediately preceding the date of the dividend payment, TriState Capital Holdings, Inc. and the Bank are in compliance with certain financial covenants set forth in the Credit Agreement. Such financial covenants include, among other things, requirements that (a) we and the Bank remain well-capitalized under the FDIC’s prompt corrective action regulations, (b) we and the Bank maintain at least a 10.25% total risk-based capital ratio, (c) we and the Bank maintain at least a 7.5% common equity Tier 1 capital ratio, (d) we maintain a non-performing assets to common equity Tier 1 capital ratio of 20% or less, (e) we and the Bank maintain at least a 9% Tier 1 capital ratio, (f) we maintain at least $8,000,000 in total liquid assets, as defined in the Credit Agreement, including at least $3,000,000 in cash or deposit account balances, and (g) we have a net income of at least $5,000,000 and each of our subsidiaries has net income of greater than zero dollars, as determined on the last day of any fiscal quarter, for the four quarters ending on such last day.

S-13

The Series B preferred stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Series B preferred stock at any time, either in whole or in part, for cash, on any Dividend Payment Date on or after July 1, 2024. We may also redeem the Series B preferred stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, in whole, but not in part, within 90 days following the occurrence of a Regulatory Capital Treatment Event (as defined herein), such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series B preferred stock qualifies as an “additional Tier 1 capital” instrument.

Although the terms of the Series B preferred stock have been established at issuance to satisfy the criteria for “additional Tier 1 capital” instruments consistent with Basel III as set forth in the joint final rulemaking issued in July 2013 by the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency, it is possible that the Series B preferred stock may not satisfy the criteria set forth in future rulemakings or interpretations. As a result, a Regulatory Capital Treatment Event could occur whereby we would have the right, subject to prior approval of the Federal Reserve (if then required), to redeem the Series B preferred stock in accordance with its terms prior to July 1, 2024, or any date thereafter.

If we redeem the Series B preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security. See “Description of Series B Preferred Stock—Redemption” for more information on redemption of the Series B preferred stock.

Investors should not expect us to redeem the Series B preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series B preferred stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series B preferred stock or the holders of the related depositary shares offered by this prospectus supplement. The Series B preferred stock may be redeemed by us at our option, either in whole or in part, for cash, on any Dividend Payment Date on or after July 1, 2024, or in whole, but not in part, at any time within 90 days of the occurrence of a Regulatory Capital Treatment Event. Any decision we may make at any time to propose a redemption of the Series B preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.

In addition, our right to redeem the Series B preferred stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series B preferred stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series B preferred stock that we may propose. There also can be no assurance that, if we propose to redeem the Series B preferred stock without replacing such capital with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series B preferred stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Furthermore, our ability to redeem some or all of the shares of the Series B preferred stock is subject to the restrictions in our Credit Agreement and may require TCB to consent to any such redemption, in TCB’s sole discretion, and TCB may not approve such redemption.

S-14

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal and interest on our outstanding debt, is dividends from our commercial banking subsidiary, TriState Capital Bank. There are statutory and regulatory limitations on the payment of dividends by the Bank to us, as well as by us to our shareholders. Regulations of both the Federal Reserve and the Pennsylvania Department of Banking and Securities affect the ability of the Bank to pay dividends and other distributions to us and to make loans to us. If the Bank is unable to make dividend payments to us and sufficient cash or liquidity is not otherwise available, we may not be able to make dividend payments to our common and preferred shareholders or principal and interest payments on our outstanding debt.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares each representing an interest in a share of the Series B preferred stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, shares of the Series B preferred stock are effectively subordinated to all existing and future liabilities and obligations of our subsidiaries. As of March 31, 2019, our subsidiaries’ total deposits and borrowings were approximately $5.71 billion.

If we defer payments on our outstanding subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming our Series B preferred stock.

The terms of our outstanding subordinated notes prohibit us from declaring or paying any dividends or distributions on the Series B preferred stock, or redeeming, purchasing, acquiring or making a liquidation payment on the Series B preferred stock, if an event of default under the indenture governing those junior subordinated notes has occurred and is continuing, or at any time when we elect to defer the payment of interest on those junior subordinated notes and while any such accumulated and unpaid interest remains unpaid.

We have subordinated notes with $35.0 million of principal outstanding that mature on July 1, 2019. If we are unable to repay indebtedness then we would be prevented from paying dividends on the Series B preferred stock. The need to allocate capital and liquidity needed to pay the subordinated notes indebtedness could cause us to choose to forgo the payment of dividends on the Series B preferred stock.

Holders of the Series B preferred stock and the depositary shares will have limited voting rights.

Holders of the Series B preferred stock and, accordingly, holders of the depositary shares, will have no voting rights with respect to matters that generally require the approval of our voting common shareholders. Holders of the Series B preferred stock will have voting rights only with respect to (i) authorizing, creating or issuing any capital stock ranking senior to the Series B preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering or repealing any provision of our Articles or the Articles of Amendment, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B preferred stock, (iii) two directors, following non-payments of dividends for at least six quarterly Dividend Periods, and (iv) as otherwise required by applicable law. See “Description of Series B Preferred Stock—Voting Rights.”

S-15

Holders of the depositary shares must act through the depositary to exercise any voting rights of the Series B preferred stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series B preferred stock. While the depositary will vote the maximum number of whole shares of Series B preferred stock in accordance with the instructions it receives, any remaining fractional votes of holders of the depositary shares will not be voted. See “Description of Depositary Shares—Voting.”

We cannot assure you that a liquid trading market for our depositary shares will develop, and you may find it difficult to sell any of the depositary shares you hold.

There is no established public market for the depositary shares. Although the depositary shares have been approved for listing on Nasdaq under the symbol “TSCBP,” there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity. We cannot assure you that you will be able to sell any depositary shares you may hold at a particular time or at a price that you find favorable.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series B preferred stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series B preferred stock;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

Our management has broad discretion over the use of proceeds from this offering.

Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for general corporate purposes, potentially including repurchases of our common stock, future acquisitions, our working capital needs and investments in our subsidiaries, our management retains significant discretion with respect to the use of proceeds. The proceeds of this offering may be used in a manner which does not generate a favorable return for us. We may use the proceeds to fund future acquisitions of other businesses and there can be no assurances that any business we acquire would be successfully integrated into our operations or otherwise perform as expected.

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An investment in the depositary shares and the Series B preferred stock is not an insured deposit.

The depositary shares and the Series B preferred stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in the depositary shares and the Series B preferred stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the depositary shares and the Series B preferred stock, you may be at risk of losing some or all of your investment.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to our securities, including the Series B preferred stock, could cause the liquidity or trading price of the Series B preferred stock to decline significantly.

We expect a rating to be assigned to the Series B preferred stock. Generally, rating agencies base their ratings on information, and such of their investigative studies and assumptions, as they deem appropriate. Real or anticipated changes in the credit ratings assigned to the Series B preferred stock generally could affect the trading price of the Series B preferred stock. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series B preferred stock, based on their overall view of our industry.

We cannot be sure that rating agencies will rate the Series B preferred stock or maintain their ratings once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain any rating once issued or advise holders of Series B preferred stock of any change in ratings. A future downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, in the ratings assigned to the Series B preferred stock, us or our other securities, or any perceived decrease in our creditworthiness, could cause the trading price of the Series B preferred stock to decline significantly.

U.S. corporate holders of depositary shares may be unable to use the dividends-received deduction.

Payments on the Series B preferred stock underlying the depositary shares will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, and may be eligible for the dividends-received deduction if paid to corporate U.S. holders. Any payments on the depositary shares in excess of our current and accumulated earnings and profits will be treated first as a return of capital reducing holders’ tax basis in the Series B preferred stock, and then, to the extent in excess of such tax basis, as gain from the sale or exchange of the Series B preferred stock. A reduction in the basis of the Series B preferred stock would increase any gain or reduce any loss realized on the subsequent sale, redemption or other disposition of the Series B preferred stock. Any payments on the Series B preferred stock treated as a return of capital, or any gain recognized by a corporate U.S. holder on the deemed or actual sale or exchange of the Series B preferred stock, would not be eligible for the dividends-received deduction.

Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B preferred stock underlying the depositary shares to qualify as dividends for U.S. federal income tax purposes. If any distributions on the shares of Series B preferred stock underlying the depositary shares with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value for the depositary shares may decline.

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USE OF PROCEEDS

We estimate that the net proceeds for this offering will be approximately $67.5 million, or approximately $77.7 million if the underwriters exercise their option to purchase additional depositary shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering of depositary shares for general corporate purposes, potentially including repurchases of our common stock, future acquisitions, our working capital needs and investments in our subsidiaries. The net proceeds may be invested temporarily in cash or short-term marketable securities until they are applied.

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CAPITALIZATION

The following table sets forth our capitalization as of:

•	March 31, 2019 on an actual basis; and

•	March 31, 2019 on an as-adjusted basis, to give effect to the sale of depositary shares, each representing a 1/40th ownership interest in a share of our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, and after deducting underwriting discounts and commissions and estimated offering expenses (but excluding the underwriters’ option to purchase additional depositary shares).

	As of March 31, 2019
		As-
	Actual	Adjusted
	(Dollars in thousands except
	per-share data)
Cash and cash equivalents	$243,911	$311,421
Long-term debt
Subordinated debt	$34,966	$34,966
Long-term debt	$34,966	$34,966

Shareholders’ equity
Preferred stock, no par value; shares authorized – 150,000 6.75% Fixed-to-Floating Rate Series A Non-Cumulative
Perpetual Preferred Stock, liquidation preference $1,000 per share; shares issued – 40,250 (actual and as adjusted)	$38,468	$38,468
6.375% Fixed-to-Floating Rate Series B Non-Cumulative
Perpetual Preferred Stock, liquidation preference $1,000 per share; shares issued – none (actual), 70,000 (as adjusted)	—	67,510
Common stock, no par value; shares authorized – 45,000,000;
shares issued – 31,386,743 (actual and as adjusted); shares outstanding – 29,351,833 (actual and as adjusted)	293,697	293,697
Additional paid-in capital	16,940	16,940
Retained earnings	177,894	177,894
Accumulated other comprehensive income (loss), net	502	502
Treasury stock – 2,034,910 shares	(30,944)	(30,944)
Total shareholders’ equity	496,557	564,067
Total capitalization	$531,523	$599,033

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DESCRIPTION OF SERIES B PREFERRED STOCK

The following description summarizes the material terms of the Series B preferred stock, and supplements the description of the general terms and provisions of our serial preferred stock set forth under “Description of Preferred Stock” beginning on page 10 of the accompanying prospectus.

The following summary of the terms and provisions of the Series B preferred stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the Articles, which we have previously filed with the SEC, and the Articles of Amendment, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series B preferred stock contained in the Articles or the Articles of Amendment is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the Articles or Articles of Amendment, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

General

The Articles authorize us to issue 150,000 shares of preferred stock, no par value, in one or more series, and our board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, privileges, limitations and restrictions of any such series.

On March 20, 2018, we issued an aggregate of 1,400,000 depositary shares, each representing a 1/40th interest in a share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (“Series A preferred stock”), no par value, with a liquidation preference of $1,000 per share of the Series A preferred stock. On March 23, 2018, pursuant to the exercise in full of the underwriters’ option to purchase additional depositary shares, we issued an aggregate of 210,000 depositary shares, each representing a 1/40th interest in a share of Series A preferred stock. Together, the Series A preferred stock have an aggregate liquidation preference of $40.25 million, and all of the issued shares of Series A preferred stock are outstanding as of the date of this prospectus supplement. Holders of the Series A preferred stock are entitled to receive, when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends at a rate equal to 6.75% per annum (equivalent to $1.6875 per depositary share per annum), for each quarterly Dividend Period (as defined below) occurring from, and including, the original issue date of the Series A preferred stock to, but excluding, April 1, 2023, and thereafter, three-month LIBOR plus a spread of 398.5 basis points per annum, for each quarterly dividend period beginning April 1, 2023. The rights and preferences of the Series A preferred stock are substantially the same as the Series B preferred stock.

The “6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock” will be designated as one series of our authorized preferred stock. We are offering 2,800,000 depositary shares, each representing a 1/40th interest in a share of Series B preferred stock, or 70,000 shares of Series B preferred stock in the aggregate (or 3,220,000 depositary shares, representing 80,500 shares of Series B preferred stock if the underwriters exercise in full their option to purchase additional depositary shares from us). The Series B preferred stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series B preferred stock, issue additional shares of Series B preferred stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B preferred stock. In the event we issue additional shares of Series B preferred stock, we will cause a corresponding number of additional depositary shares to be issued.

The depositary will initially be the sole holder of the Series B preferred stock. The holders of depositary shares will be required to exercise their proportional rights in the shares of Series B preferred stock through the depositary, as described in “Description of Depositary Shares” in this prospectus supplement.

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Ranking

With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, the Series B preferred stock will rank (i) senior to our common stock and any other class or series of preferred stock that by its terms ranks junior to the Series B preferred stock, (ii) equally with our Series A preferred stock and any future series of preferred stock the terms of which expressly provide that it will rank equally with the Series B preferred stock with respect to dividends and distributions, and (iii) junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the Articles of Amendment creating such preferred stock that such series ranks senior to the Series B preferred stock (subject to any requisite consents prior to issuance).

The Series B preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series B preferred stock. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the Series B preferred stock.

Dividends

Holders of the Series B preferred stock will be entitled to receive, only when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $1,000 per share of Series B preferred stock, and no more, at a rate equal to 6.375% per annum (equivalent to $1.59375 per depositary share per annum), for each quarterly Dividend Period occurring from, and including, the original issue date of the Series B preferred stock to, but excluding, July 1, 2026 (the “Fixed Rate Period”), and thereafter, three-month LIBOR plus a spread of 408.8 basis points per annum, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR, for each quarterly Dividend Period beginning July 1, 2026 (the “Floating Rate Period”). A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined below) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the issue date of the shares of Series B preferred stock to, but excluding, the next succeeding Dividend Payment Date.

When, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), we will pay cash dividends on the Series B preferred stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on July 1, 2019. We will pay cash dividends to the holders of record of shares of the Series B preferred stock as they appear on our stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of the board of directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

If any Dividend Payment Date on or prior to July 1, 2026 is a day that is not a Business Day (as defined below), then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after July 1, 2026 is a day that is not a Business Day, then the Dividend Payment Date will be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted. A “Business Day” for the Fixed Rate Period means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation or executive order to be closed. A “Business Day” for the Floating Rate Period means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation or executive order to be closed, and additionally, is a London Banking Day (as defined below).

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We will calculate dividends on the Series B preferred stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. We will calculate dividends on the Series B preferred stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B preferred stock will cease to accumulate after the redemption date, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series B preferred stock called for redemption.

Dividends on the Series B preferred stock will not be cumulative or mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B preferred stock for, or our board of directors authorizes and we declare less than a full dividend in respect of, any Dividend Period, the holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series B preferred stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

Dividends on the Series B preferred stock will accumulate from the issue date at the then-applicable dividend rate on the liquidation preference amount of $1,000 per share (equivalent to $25 per depositary share). If we issue additional shares of the Series B preferred stock, dividends on those additional shares will accumulate from the issue date of those additional shares at the then-applicable dividend rate.

The dividend rate for each Dividend Period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date is the “Dividend Determination Date” for the relevant Dividend Period. The calculation agent then will add three-month LIBOR as determined on the Dividend Determination Date and the applicable spread. Once the dividend rate for the Series B preferred stock is determined, the calculation agent will deliver that information to us and the transfer agent for us. Absent manifest error, the determination by the calculation agent or, for the avoidance of doubt, by the IFA in clause (iii) below, of the dividend rate for a Dividend Period for the Series B preferred stock will be final. A “London Banking Day” is any day on which commercial banks are open for dealings in deposits in U.S. dollars in the London interbank market.

The term “three-month LIBOR” means, for each Dividend Determination Date related to the Floating Rate Period, the rate determined by the calculation agent as follows:

(i) the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date.

(ii) If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent in consultation with us will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, three-month LIBOR will be the arithmetic average of the quotations provided. Otherwise, if a LIBOR Event (as defined below) has not occurred, three-month LIBOR for the next Dividend Period will be equal to three-month LIBOR

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in effect for the then current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which three-month LIBOR could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.

(iii) Notwithstanding clauses (i) and (ii) above, if we, in our sole discretion, determine on the relevant Dividend Determination Date that the three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B preferred stock, and we have notified the calculation agent (if it is not us) of such determination (a “LIBOR Event”), then the calculation agent will use, as directed by us, as a substitute or successor base rate (the “Alternative Rate”) for each future Dividend Determination Date the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for the three-month LIBOR. As part of such substitution, the calculation agent will, as directed by us, make such adjustment to the Alternative Rate or the spread thereon, as well as the business day convention, the Dividend Determination Date and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of the Series B preferred stock. If on any Dividend Determination Date during the Floating Rate Period (which may be the first Dividend Determination Date of the Floating Rate Period) a LIBOR Event has occurred prior to such Dividend Determination Date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such Dividend Determination Date, then commencing on such Dividend Determination Date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed Rate Period will be in effect for the applicable Dividend Period and will remain in effect during the remainder of the Floating Rate Period.

Priority Regarding Dividends

During a Dividend Period, so long as any share of Series B preferred stock remains outstanding,

(1)         no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (as defined below) (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

(2)         no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(3)         no shares of Parity Stock (as defined below) will be repurchased, redeemed or otherwise acquired for consideration by us (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B preferred stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for other Parity Stock or Junior Stock),

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unless, in each case of clauses (1), (2) and (3) above, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B preferred stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement.

Except as provided below, for so long as any share of Series B preferred stock remains outstanding, we will not declare, pay, or set aside for payment full dividends on any Parity Stock unless we have paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of preferred stock. To the extent that we declare dividends on the Series B preferred stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series B preferred stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then current and unpaid dividend payments due on the shares of Series B preferred stock and (1) in the case of cumulative Parity Stock, the aggregate of the accumulated and unpaid dividends due on any such Parity Stock, and (2) in the case of non-cumulative Parity Stock, the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest will be payable in respect of any dividend payment on Series B preferred stock that may be in arrears.

As used in this prospectus supplement, “Junior Stock” means our common stock and any other class or series of our capital stock over which the Series B preferred stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “Parity Stock” means any other class or series of our capital stock that ranks equally with the Series B preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up, which includes the Series A preferred stock and any other class or series of our stock hereafter authorized the terms of which expressly provide that it ranks equally with the Series B preferred stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors (or a duly authorized committee of our board of directors), may be declared and paid on our common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B preferred stock will not be entitled to participate in those dividends.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding shares of Series B preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred stock will have no right or claim to any of our remaining assets.

Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to depositors, and creditors and subject to the rights of holders of any securities ranking senior to the Series B preferred stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series B preferred stock and all Parity Stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.

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Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series B preferred stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B preferred stock set forth in this prospectus supplement and the accompanying prospectus.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B preferred stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary. In addition, holders of the Series B preferred stock (and of depositary shares representing the Series B preferred stock) may be fully subordinated to interests held by the U.S. Government in the event we enter into a receivership, insolvency, liquidation or similar proceeding.

Conversion Rights

The Series B preferred stock is not convertible into or exchangeable for any other of our property, interests or securities.

Redemption

The Series B preferred stock is not subject to any mandatory redemption, sinking fund or other similar provision.

Neither the holders of Series B preferred stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B preferred stock. In addition, under the Federal Reserve risk-based capital rules applicable to bank holding companies, any redemption of the Series B preferred stock is subject to prior approval of the Federal Reserve.

Optional Redemption

We may redeem the Series B preferred stock, in whole or in part, at our option, on any Dividend Payment Date on or after July 1, 2024, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided below. Dividends will not accumulate on those shares of Series B preferred stock on and after the redemption date.

Redemption Following a Regulatory Capital Event

We may redeem the Series B preferred stock, in whole but not in part, at our option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided below (“Regulatory Event Redemption”). A “Regulatory Capital Treatment Event” means a good faith determination by us that, as a result of any:

•	amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B preferred stock;
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•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series B preferred stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series B preferred stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series B preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B preferred stock is outstanding. Dividends will not accumulate on the shares of Series B preferred stock on and after the redemption date.

Redemption Price

The redemption price for any redemption of Series B preferred stock, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.

Redemption Procedures

If we elect to redeem any shares of Series B preferred stock, we will provide notice to the holders of record of the shares of Series B preferred stock to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the shares of Series B preferred stock or the depositary shares representing the shares of Series B preferred stock are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and any defect in this notice or in the provision of this notice, to any holder of shares of Series B preferred stock designated for redemption will not affect the redemption of any other shares of Series B preferred stock. Each notice of redemption shall state:

•	the redemption date;

•	the redemption price;

•	if fewer than all shares of Series B preferred stock are to be redeemed, the number of shares of Series B preferred stock to be redeemed; and

•	the manner in which holders of Series B preferred stock called for redemption may obtain payment of the redemption price in respect to those shares.

If notice of redemption of any shares of Series B preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any shares of Series B preferred stock so called for redemption, then from and after the redemption date such shares of Series B preferred stock will no longer be deemed outstanding, all dividends with respect to such shares of Series B preferred stock shall cease to accumulate after the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

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In the case of any redemption of only part of the Series B preferred stock at the time outstanding, the shares of Series B preferred stock to be redeemed will be selected either pro rata or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series B preferred stock is listed. Subject to the provisions set forth in this prospectus supplement and the accompanying prospectus, the board of directors (or a duly authorized committee of our board of directors) will have the full power and authority to prescribe the terms and conditions upon which shares of Series B preferred stock may be redeemed from time to time.

Voting Rights

Registered owners of Series B preferred stock will not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series B preferred stock are entitled to vote, each holder of Series B preferred stock will have one vote per share.

Whenever dividends payable on the Series B preferred stock or any other class or series of preferred stock ranking equally with the Series B preferred stock, including the Series A preferred stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series B preferred stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series B preferred stock, including the Series A preferred stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Voting Parity Stock will vote as a single class. In the event that the holders of the shares of the Series B preferred stock are entitled to vote as described in this paragraph, the number of members of our board of directors at the time will be increased by two directors, and the holders of the Series B preferred stock will have the right, as members of that class, as outlined above, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B preferred stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for our next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the Nasdaq Global Select Market (or any other exchange on which our securities may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our board of directors include more than two Preferred Stock Directors.

When we have paid full dividends on the Series B preferred stock for the equivalent of at least four Dividend Periods following a Nonpayment, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.

Upon termination of the right of the holders of the Series B preferred stock and Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time by the holders of record of a majority of the outstanding shares of the Series B preferred stock (together with holders of any Voting Parity Stock) when they have the voting rights described in this prospectus supplement and the accompanying prospectus.

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Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or that is deemed to exercise a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of that series. Any other person (other than a bank holding company) may be required to enter into passivity or anti-association commitments with the Federal Reserve if it owns 5% or more and less than 25% of that series and will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

So long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series B preferred stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series B preferred stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series B preferred stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series B preferred stock, amend, alter or repeal any provision of the Articles of Amendment or our Articles, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series B preferred stock.

Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series B preferred stock:

•	any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Series B preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up;

•	a merger or consolidation of us with or into another entity in which the shares of the Series B preferred stock remain outstanding; and

•	a merger or consolidation of us with or into another entity in which the shares of the Series B preferred stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series B preferred stock.

The foregoing voting rights of the holders of Series B preferred stock will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required will be effected, all outstanding shares of Series B preferred stock will have been redeemed or called for redemption upon proper notice and we have set aside sufficient funds for the benefit of holders of Series B preferred stock to effect the redemption.

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Voting Rights under Pennsylvania Law

The Pennsylvania Business Corporation Law attaches mandatory voting rights to preferred stock in connection with certain amendments to a company’s articles of incorporation, providing that the holders of preferred stock of a particular series would be entitled to vote as a class if the amendment would:

•	authorize the board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class,

•	make any change in the preferences, limitations or special rights (other than preemptive rights or the right to vote cumulatively) of the shares of a class or series adverse to the class or series,

•	authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of a class or series,

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series, or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata, by lot or otherwise equitable.

Holders of outstanding shares of our preferred stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in our Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of the Articles of Amendment discussed above.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B preferred stock are outstanding, we will use commercially reasonable efforts to provide any requesting beneficial owner a copy of our most recently filed “Consolidated Financial Statements for Holding Companies— FR Y-9C” and “Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only-FFIEC 041,” in each case or any applicable successor form. Any such request must be made in writing addressed to TriState Capital Holdings, Inc., Attention: Investor Relations, One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, PA 15219.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021, will be the depositary, transfer agent and registrar for the Series B preferred stock.

Calculation Agent

We will appoint a calculation agent for the Series B preferred stock prior to the commencement of the Floating Rate Period. The Company may appoint itself or an affiliate as the calculation agent.

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DESCRIPTION OF DEPOSITARY SHARES

The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the deposit shares contained in the deposit agreement and form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

General

We are offering depositary shares representing proportional fractional interests in shares of the Series B preferred stock. Each depositary share represents a 1/40th interest in a share of the Series B preferred stock, and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement” in this prospectus supplement. We will deposit the underlying shares of Series B preferred stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A., acting as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the powers, preferences and special rights of the Series B preferred stock, as applicable, in proportion to the applicable fraction of a share of Series B preferred stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement.”

Listing

The depositary shares have been approved for listing on Nasdaq under the symbol “TSCBP.” See “Underwriting.” The Series B preferred stock will not be listed, and we do not expect that there will be any trading market for the Series B preferred stock except as represented by depositary shares.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Series B preferred stock.

The depositary will distribute all dividends and other cash distributions received on the Series B preferred stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

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If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B preferred stock.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series B preferred stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series B preferred stock until such taxes or other governmental charges are paid.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series B preferred stock represented by the depositary shares.

Our merger or consolidation with one or more other entities or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Redemption of Depositary Shares

If we redeem the Series B preferred stock, in whole or in part, as described above under “Description of Series B Preferred Stock—Redemption—Optional Redemption,” depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series B preferred stock held by the depositary. The redemption price per depositary share will be 1/40th of the redemption price per share payable with respect to the Series B preferred stock (or $25 per depositary share), plus, as applicable, any accumulated and unpaid dividends on the shares of the Series B preferred stock called for redemption for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

If we redeem shares of the Series B preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series B preferred stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. In any case, the depositary will redeem depositary shares only in increments of 40 depositary shares and multiples thereof. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series B preferred stock and the related depositary shares.

Voting

Because each depositary share represents a 1/40th ownership interest in a share of Series B preferred stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series B preferred stock are entitled to vote, as described above in “Description of Series B Preferred Stock—Voting Rights.”

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When the depositary receives notice of any meeting at which the holders of the Series B preferred stock are entitled to vote, the depositary will provide the information contained in the notice to the record holders of the depositary shares relating to the Series B preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B preferred stock, may instruct the depositary to vote the amount of the Series B preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the maximum number of whole shares of the Series B preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series B preferred stock, it will abstain from voting with respect to such shares (but shall appear at the meeting with respect to such shares unless directed to the contrary).

Withdrawal of Series B Preferred Stock

Upon surrender of depositary shares at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of shares of Series B preferred stock and all money and other property, if any, represented by such depositary shares. Only whole shares of Series B preferred stock may be withdrawn. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Series B preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Series B preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary shares therefor.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to resign. We may also remove or replace a depositary at any time. Any resignation or removal will take effect upon the earlier of the appointment of a successor depositary and 30 days following such notice. We will appoint a successor depositary within 30 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying Series B preferred stock. Neither we nor the depositary will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under the deposit agreement. The obligations of ours and a depositary under the deposit agreement will be limited to performing their duties without bad faith, gross negligence or willful misconduct. Neither we nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying Series B preferred stock unless they are furnished with satisfactory indemnity. Both we and the depositary may rely on the written advice of counsel or accountants, or information provided by holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

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BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through Euroclear and Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system.

Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

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The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement.

Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

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Cross market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

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MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following describes the United States federal income and, in the case of “non-U.S. Holders” (as defined below), estate tax consequences of the purchase, ownership and disposition of depositary shares as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may change, possibly with retroactive effect, which may result in United States federal tax consequences different from those discussed below.

This discussion applies only to holders that acquire their depositary shares pursuant to this offering at the offering price and hold the depositary shares as capital assets for United States federal income tax purposes. It does not address all aspects of United States federal income and estate taxation that may be relevant to a holder in light of its particular circumstances (including Medicare tax on net investment income) and does not address any tax consequences arising under United States federal gift tax laws or under the laws of any state, local or non- United States jurisdiction. This discussion does not address the tax consequences to special classes of investors including, but not limited to:

•	banks, insurance companies and other financial institutions;

•	broker-dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations, including retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	persons holding depositary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	persons liable for alternative minimum tax;

•	grantor trusts, subchapter S corporations and other pass-through entities;

•	foreign governments or agencies;

•	U.S. expatriates; and

•	“U.S. Holders” (as defined below) whose functional currency is not the United States dollar.

If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) holds depositary shares, the tax treatment of a partner or other investor therein will generally depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding depositary shares should consult its tax advisor regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

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We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

Prospective purchasers of depositary shares are urged to consult their own tax advisors regarding the United States federal, state and local, and any foreign, tax consequences to them of acquiring, owning and disposing of depositary shares in light of their particular situation.

For United States federal income tax purposes, holders of depositary shares will generally be treated as if they own an interest in the underlying Series B preferred stock.

U.S. Holders

A “U.S. Holder” is any beneficial owner of depositary shares that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a domestic corporation;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Taxation of Dividends

For United States federal income tax purposes, a distribution that we pay on our depositary shares will be treated as a dividend to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes. Any such dividend received by non-corporate holders with respect to the depositary shares will generally represent “qualified dividend income” on the day actually or constructively received. Qualified dividend income is taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. Dividends received by a corporate U.S. Holder will generally be eligible for a dividends-received deduction (generally at a rate of 50% subject to reduction in the case of certain “debt-financed portfolio stock”) under the Code, provided that certain holding period requirements are met and certain other conditions are satisfied. Corporate U.S. Holders should consult their tax advisors regarding the availability to them of reduced tax rates or the dividends-received deduction in their particular circumstances.

If a dividend received by a U.S. Holder exceeds certain thresholds in relation to such U.S. Holder’s tax basis and is paid within certain holding periods in the depositary shares, the dividend could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the depositary shares by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the depositary shares. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the depositary shares as long-term capital losses to the extent that the dividends received by them qualified for the reduced tax rate on qualified dividend income, as described above.

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To the extent that the amount of any distribution with respect to our depositary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will be treated, first, as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in its depositary shares (resulting in a reduction in the holder’s adjusted tax basis in its depositary shares), and, thereafter, to the extent in excess of such tax basis, as capital gain, which is treated as described under the caption “—Sale, Exchange or Redemption of the Depositary Shares” below.

Sale, Exchange or Redemption of the Depositary Shares

A U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized upon a taxable disposition and such U.S. Holder’s adjusted tax basis in the depositary shares sold or exchanged. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in its depositary shares exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A redemption of depositary shares by a U.S. Holder for cash will be treated as a taxable event, either as a sale or exchange of the depositary shares (taxable as described in the preceding paragraph) or as a distribution. However, any amounts paid to satisfy unpaid dividends that were declared prior to redemption will be treated as a distribution on the depositary shares (taxable as described under the caption “—Taxation of Dividends” above) and not as income paid in cancellation or redemption of the depositary shares.

The redemption will be treated as a sale or exchange with respect to a U.S. Holder if it is treated, within the meaning of section 302(b) of the Code, as (i) a “complete termination” of the U.S. Holder’s interest in our stock, (ii) “substantially disproportionate” with respect to the U.S. Holder, (iii) a redemption of stock held by the U.S. Holder that results in our partial liquidation, provided the holder is a non-corporate U.S. Holder, or (iv) not “essentially equivalent to a dividend” with respect to the U.S. Holder. A redemption payment made to a U.S. Holder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s aggregate interest in our stock. In determining whether any of these tests have been met, stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder (including such U.S. Holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing), must generally be taken into account. However, because the determination as to whether any of the alternative tests described above will be satisfied with respect to any particular U.S. Holder of depositary shares will depend upon the facts and circumstances at the time that the determination must be made, prospective U.S. Holders of depositary shares are advised to consult their own tax advisors regarding the tax treatment of a redemption.

If a redemption of depositary shares does not satisfy one of the tests under section 302(b) of the Code as described above, the entire amount paid to the U.S. Holder will be treated as a distribution and will be taxable as described under the caption “—Taxation of Dividends” above. If a redemption of depositary shares of a U.S. Holder is treated as a distribution that is taxable as a dividend, the U.S. Holder should consult its own tax advisor regarding the allocation of its tax basis between the redeemed depositary shares and any remaining depositary shares.

Non-U.S. Holders

A “non-U.S. Holder” is any beneficial owner of depositary shares (other than a partnership) that is not a U.S. Holder (and that is not a partnership for United States federal income tax purposes).

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Taxation of Dividends

Dividends (including any redemption treated as a dividend for United States federal income tax purposes, as discussed above under “U.S. Holders—Sale, Exchange or Redemption of the Depositary Shares”) paid to a non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied before the distribution date. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a corporate non-U.S. Holder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.

A non-U.S. Holder of depositary shares who wishes to claim the benefits of an applicable income tax treaty and avoid backup withholding, as discussed below, for distributions taxable as dividends will be required (i) to complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that it is not a United States person as defined under the Code and is eligible for treaty benefits or (ii) if depositary shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations.

A non-U.S. Holder of depositary shares eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Taxation of Dispositions

Any gain realized by a non-U.S. Holder on the sale or other taxable disposition of depositary shares generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with the U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the U.S. Holder);

•	in the case of a nonresident alien individual, the non-U.S. Holder is present in the United States for 183 days or more in the taxable year of that sale or disposition and meets certain other conditions; or

•	the depositary shares constitute “United States real property interests” in a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition of the period that the non-U.S. Holder held the depositary shares and certain other conditions are met. We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

A non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition in the same manner as if such non-U.S. Holder were a U.S. person, and a corporate non-U.S. Holder may, in addition, be subject to the branch profits tax with respect to its effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.

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An individual non-U.S. Holder described in the second bullet point immediately above will be subject to tax at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the aggregate amount of gain derived from this and any other sales or taxable dispositions, which may be offset by United States source capital losses, if any, for the taxable year, provided that such non-U.S. Holder has timely filed United States federal income tax returns with respect to such losses.

Federal Estate Tax

Depositary shares owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes (unless an applicable treaty provides otherwise) and therefore may be subject to United States federal estate tax.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting will apply to dividends in respect of depositary shares and the proceeds from the sale, exchange or redemption of depositary shares that are paid to a holder of depositary shares within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding (currently at a 24% rate) may apply to such payments if a holder of depositary shares fails to provide a taxpayer identification number (generally on an IRS Form W-9) or certification of other exempt status or fails to report in full dividend and interest income.

Backup withholding is not an additional tax. Any amounts withheld on a U.S. Holder under the backup withholding rules will be allowed as a refund or as a credit against such holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Information reporting generally will apply to the amount of dividends paid to a non-U.S. Holder and any tax withheld with respect to such dividends. Such information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. Holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides.

A non-U.S. Holder will be subject to backup withholding (currently at a 24% rate) for dividends paid to such holder unless such holder certifies under penalty of perjury (generally by furnishing to the payor a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption (such as its corporate status). Dividends subject to withholding of United States federal income tax as described under the caption “Non-U.S. Holders— Taxation of Dividends” above will not be subject to backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of depositary shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury (generally by furnishing to the payor a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption (such as its corporate status).

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or as a credit against a non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Additional Withholding Requirements

Under sections 1471 through 1474 of the Code and the regulations issued thereunder (commonly referred to as “FATCA”), a 30% United States federal withholding tax generally applies to certain payments if paid to

•	a “foreign financial institution” (as defined under FATCA) which does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or

•	a “non-financial foreign entity” (as defined under FATCA) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding certain substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our common stock and to payments of gross proceeds from a sale or other disposition of our common stock. Withholding agents may, however, rely on recently proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not TriState Capital Holdings, Inc., will determine whether or not to implement gross proceeds FATCA withholding after December 31, 2018.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above under “Non-U.S. Holders—Taxation of Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of depositary shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the depositary shares.

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CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Series B preferred stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Series B preferred stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to these provisions from engaging in specified transactions involving the Plan or its assets with persons or entities who are “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Engaging in a prohibited transaction on behalf of an IRA can result in the IRA losing its tax exempt status and its assets being deemed to be distributed in a taxable distribution. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not the underlying assets of the Issuer were deemed to include “plan assets,” as described below, the acquisition and/or holding of the Series B preferred stock by a Plan subject to Section 406 of ERISA and/or Section 4975 of the Code with respect to which we or any underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the Series B preferred stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise

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any discretionary authority or control or render any investment advice with respect to the assets of any Plan and provided further that the Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA and the regulations (“Plan Asset Regulations”) promulgated under ERISA by the U.S. Department of Labor generally provide that when an ERISA Plan or a Plan subject to Section 4975 of the Code acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company,” as defined in the Plan Asset Regulations. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interest held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA). We have not undertaken any obligation to meet the requirements of the 25% Test or to qualify as an “operating company” as defined in the Plan Asset Regulations.

For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (i) “freely transferable,” (ii) part of a class of securities that is “widely held,” and (iii) (x) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (y) is part of a class of securities that is registered under Section 12 of the Exchange Act. The Issuer intends to effect such a registration under the Securities Act and the Exchange Act as described in clause (iii) (x). The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that the Series B preferred stock will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the Series B preferred stock will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the issuer, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Representation

By acceptance of the Series B preferred stock, each purchaser and subsequent transferee of the Series B preferred stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Series B preferred stock constitutes assets of any Plan or

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(ii) the purchase and holding of the Series B preferred stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Series B preferred stock by a Plan. The foregoing discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement. We do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions and other potential consequences of a violation of ERISA or the Code, it is particularly important that fiduciaries, or other persons considering purchasing the Series B preferred stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability and requirements of ERISA, Section 4975 of the Code and any Similar Laws to such investment.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc., as representatives of the underwriters named therein, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, severally and not jointly, the number of depositary shares, each representing a 1/40th interest in a share of the Series B preferred stock, indicated in the table below.

Name	Number of Depositary Shares
Keefe, Bruyette & Woods, Inc.	1,260,000
Raymond James & Associates, Inc.	1,120,000
B. Riley FBR, Inc.	140,000
Boenning & Scattergood, Inc.	140,000
Stephens Inc.	140,000
Total:	2,800,000

The underwriters’ obligation to purchase depositary shares depends on the satisfaction of conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material adverse change in the financial markets; and

•	we deliver customary closing documents and legal opinions to the underwriter.

Subject to these conditions, the underwriters are committed to purchase and pay for all depositary shares offered by this prospectus supplement, if any such depositary shares are purchased. The underwriters are not, however, obligated to purchase or pay for the depositary shares covered by the underwriters’ option to purchase additional depositary shares described below, unless and until they exercise this option.

The depositary shares are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Commissions and Discounts

Depositary shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement and to certain selected dealers at this price, less a concession not in excess of $0.50 per depositary share. The underwriters may allow, and any selected dealers may reallow, a concession not in excess of $0.10 per depositary share to certain brokers and dealers. If all of the depositary shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

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The following table shows the price per depositary share and total public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of the option to purchase additional depositary shares from us:

	Per Share	No Exercise	Full Exercise
Public offering price	$25.0000	$70,000,000	$80,500,000
Underwriting discount	$0.7875	$2,205,000	$2,535,750
Proceeds, before expenses, to us	$24.2125	$67,795,000	$77,964,250

We estimate that the total offering expenses, including registration and filing fees, printing fees, legal and accounting expenses, but excluding underwriting discounts, will be approximately $285,000. We also have agreed to reimburse the underwriters for certain of their roadshow-related expenses. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Option to Purchase Additional Depositary Shares

We have granted the underwriters an option to purchase up to 420,000 additional depositary shares at the public offering price less underwriting discounts. The underwriters may exercise this option, in whole or from time to time in part. The underwriters will have 30 days from the date of this prospectus supplement to exercise this option.

Listing

Prior to this offering, there has been no public market for the depositary shares. The depositary shares have been approved for listing on the Nasdaq Global Select Market under the symbol “TSCBP.” We have agreed to use best efforts to maintain the listing on the Nasdaq Global Select Market or another national securities exchange. The underwriters have advised us that they presently intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice. The Series B preferred stock will not be listed, and we do not expect that there will be any trading market for the Series B preferred stock except as represented by depositary shares.

No Sales of Similar Securities

We and each of our directors and executive officers, severally and not jointly, have agreed, with limited exceptions, not to sell or transfer any depositary shares or Series B preferred stock or any substantially similar security for 30 days after the date of this prospectus supplement without first obtaining the written consent of Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc.

Specifically, we have agreed, subject to certain exceptions, not to, directly or indirectly:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any depositary shares or substantially similar securities or any securities convertible into or exchangeable or exercisable for depositary shares or substantially similar securities; or

•	file or cause to be filed any registration statement in connection therewith under the Securities Act;

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•	enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the depositary shares, whether any such swap, hedge or transaction is to be settled by delivery of depositary shares or other securities, in cash or otherwise.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters or any selling group member. In connection with this offering, the underwriters, any selling group member or securities dealers may distribute prospectuses electronically. The underwriters may agree to allocate a number of depositary shares to selling group members, if any, for sale to their online brokerage account holders. The underwriters will allocate depositary shares to any selling group member that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriters or any selling group member is not part of this prospectus supplement.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and purchases to cover positions created by short sales in accordance with Regulation M under the Exchange Act.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our depositary shares while this offering is in progress. These transactions may also include making short sales of depositary shares, which involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in this offering. Short sales may be “covered short sales” or “naked short sales.” In a covered short position, the number of excess depositary shares sold by an underwriter, if any, are not greater than the number of depositary shares that they may purchase pursuant to their option to purchase additional depositary shares. In a naked short position, the number of depositary shares involved is greater than the number of depositary shares in the underwriters’ option to purchase additional depositary shares.

The underwriters may close out any covered short position either by exercising, in whole or in part, their option to purchase additional depositary shares, or by purchasing depositary shares in the open market. In making this determination, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market compared to the price at which they may purchase depositary shares through the purchase option described above. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our depositary shares in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may engage in syndicate covering transactions, which are transactions that involve purchases of depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of depositary shares to close out the short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared with the price at which the underwriters may purchase depositary shares through exercise of the option to purchase additional depositary shares.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our depositary shares or preventing or lessening a decline in the market price of depositary shares. As a result, the price of our depositary shares in the open market may be higher than it would

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otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our depositary shares. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our depositary shares on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of our depositary shares and extending through the completion of the distribution of this offering. A passive market maker must generally display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, the passive market maker may continue to bid and effect purchases at a price exceeding the then highest independent bid until specified purchase limits are exceeded, at which time such bid must be lowered to an amount no higher than the then highest independent bid. Passive market making may cause the price of our depositary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and selling shareholders engaged in passive market making are not required to engage in passive market making and may end passive market making activities at any time.

Directed Share Program

At our request, the underwriters have reserved for sale, at the initial public offering price, up to 178,000 depositary shares for sale to specified directors, executive officers, employees and persons having relationships with us. The number of depositary shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase the reserved depositary shares. We do not know if these persons will choose to purchase all or any portion of these reserved depositary shares. Any reserved depositary shares that are not so purchased will be offered by the underwriters to the general public on the same terms as the other depositary shares offered by this prospectus.

Other Relationships

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-48

Settlement

We expect delivery of the depositary shares offered hereby will be made against payment therefor on or about May 29, 2019, which is the 5th business day after the date of this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares offered hereby on the date of this prospectus or the next succeeding business day will be required, by virtue of the fact that such depositary shares initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), no offer of any shares which are the subject of the offering contemplated by this prospectus may be made to the public in that Relevant Member State, except that an offer of shares to the public in that Relevant Member State may be made at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

•	provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any documents we have filed with the SEC on the SEC’s website found at www.sec.gov and our website described below.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-222074) relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website and our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporated by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 19, 2019;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 7, 2019;

•	the information contained in our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Shareholders, filed with the SEC on April 9, 2019, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018; and

•	any registration statement on Form 8-A that we file relating to the Series B preferred stock or the depositary shares.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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AVAILABLE INFORMATION

Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments thereto, are available on our website as soon as reasonably practicable after the reports are filed with or furnished to the SEC. Copies can be obtained free of charge in the “Investor Relations” section of our website at www.tristatecapitalbank.com. Our SEC filings are also available through the SEC’s website at www.sec.gov. Copies of these filings are also available by writing the Company at the following address:

TriState Capital Holdings, Inc.

Attention: Investor Relations

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

(412) 304-0304

The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

LEGAL MATTERS

The validity of the preferred stock offered by this prospectus will be passed upon by Karla Villatoro de Friedman, our General Counsel of the Bank, and the validity of the depositary shares offered by this prospectus will be passed upon by Covington & Burling LLP, Washington, DC. Ms. Villatoro de Friedman beneficially owns shares of common stock and options and other equity awards to acquire additional shares of our common stock. Certain legal matters in connection with the offering will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, Washington, DC.

EXPERTS

The consolidated financial statements of TriState Capital Holdings, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

S-51

Prospectus

TRISTATE CAPITAL HOLDINGS, INC.

$170,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Common Stock, Preferred Stock or Debt Securities
Depositary Shares
Units

Selling Stockholders
4,878,049 Shares of Common Stock

From time to time, in one or more offerings, we may offer and sell up to $170,000,000 in aggregate initial offering price of our (i) Common Stock, (2) Preferred Stock, (3) Debt Securities, (4) Warrants to Purchase Common Stock, Preferred Stock or Debt Securities, (5) Depositary Shares or (6) Units. Specific terms of such sales will be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

In addition, this prospectus relates to the resale from time to time of up to 4,878,049 shares of our Common Stock by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders.

You should read this prospectus and any applicable prospectus supplement before you invest.

The selling stockholders identified in this prospectus will pay any underwriting fees, discounts or commissions and transfer taxes relating to the registration or sale of their shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including the SEC registration fee with respect to our shares and the selling stockholders’ shares, fees and expenses of our counsel and accountants, as well as the reasonable fees and disbursements of one counsel to the selling stockholders, and any underwriting fees, discounts or commissions and transfer taxes relating to the registration or sale of our securities.

We may offer and sell the securities that are to be offered by us and that are the subject of this prospectus, and the selling stockholders identified in this prospectus, or their respective pledgees, donees, assignees, transferees or other successors in interests, may offer and sell the shares of Common Stock owned by them that are the subject of this prospectus, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is traded on The Nasdaq Global Select Market, or NASDAQ, under the symbol “TSC.” On December 11, 2017, the closing sale price of our common stock on the NASDAQ was $23.30 per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 2 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $170,000,000 in total initial aggregate offering price of any combination of securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, this prospectus and the registration statement include up to 4,878,049 shares of our common stock that the selling stockholders identified in the prospectus may sell from time to time in one or more offerings.

This prospectus provides a general description of each of the securities we may offer, including of the shares of Common Stock the selling stockholders may from time to time offer. Each time we offer securities covered by this prospectus we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which we are offering and selling securities under this shelf registration statement. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. In addition, depending on the manner in which the selling stockholders sell securities covered by this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering.

The prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “TriState,” the “Company,” “we,” “our” and “us” refer, collectively, to TriState Capital Holdings, Inc., a Pennsylvania corporation, and its consolidated subsidiaries.

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ABOUT TRISTATE CAPITAL HOLDINGS, INC.

TriState Capital Holdings, Inc. (“we”, “us”, “our” or the “Company”) is a bank holding company headquartered in Pittsburgh, Pennsylvania. The Company has three wholly owned subsidiaries: TriState Capital Bank (the “Bank”), a Pennsylvania chartered bank; Chartwell Investment Partners, LLC (“Chartwell”), a registered investment advisor; and Chartwell TSC Securities Corp. (“CTSC Securities”), a registered broker/dealer with the Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”). We market and distribute our banking products and services through a scalable branchless banking model, which creates significant operating leverage throughout our business as we continue to grow.

Through our bank subsidiary we serve middle-market businesses in our primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York, we serve treasury management and liquidity management clients on a national basis, and we serve high-net-worth individuals throughout the United States through our private banking channel. Through our investment management subsidiary, we provide investment management services to institutional, sub-advisory, managed account and private clients on a national basis. Our broker/dealer subsidiary supports the distribution and marketing efforts for Chartwell’s proprietary investment products.

Our principal executive offices are located at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, PA 15219 and our telephone number at that address is (412) 304-0304.

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequently filed Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, please see “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other

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cautionary statements in this prospectus, as well as the risks outlined in “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Part II, Item 1A” of our Quarterly Reports on Form 10-Q filed after that Annual Report, and in the other reports we file with the SEC.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	Deterioration of our asset quality;

•	Our ability to prudently manage our growth and execute our strategy;

•	Changes in the value of collateral securing our loans;

•	Business and economic conditions generally and in the financial services industry, nationally and within our local market area;

•	Changes in management personnel;

•	Our ability to maintain important deposit customer relationships, our reputation and otherwise avoid liquidity risks;

•	Our ability to provide investment management performance competitive with our peers and benchmarks;

•	Operational risks associated with our business;

•	Volatility and direction of market interest rates;

•	Increased competition in the financial services industry, particularly from regional and national institutions;

•	Changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters;

•	Further government intervention in the U.S. financial system;

•	Other factors that are discussed in the section entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as revised or supplemented by our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are also incorporated by reference in this prospectus, all of which are accessible at www.sec.gov.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, repayment of indebtedness or other capital restructuring, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the related prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will pay any underwriting fees, discounts or commissions and transfer taxes relating to the offer or sale from time to time of their shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares of the selling stockholders covered by this prospectus, including, without limitation the SEC registration fee with respect to those shares, fees and expenses of our counsel and accountants, as well as the reasonable fees and disbursements of one counsel to the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders identified in the table below purchased our Series C Preferred Stock in a private placement which closed on August 10, 2012. On May 14, 2013, the date of the closing of our initial public offering, that Series C Preferred Stock was converted into the shares of common stock that they may offer for resale from time to time pursuant to this prospectus. The table below sets forth information relating to the selling stockholders as of November 30, 2017, based on information supplied to us by the selling stockholders on or prior to that date. We have not sought to verify such information.

The common stock of the selling stockholders is included in the registration statement that includes this prospectus in accordance with our Registration Rights Agreement with them that is described in “Description of Common Stock” below. The selling stockholders may offer the common stock for resale from time to time pursuant to this prospectus, however, they are under no obligation to sell any of the common stock offered pursuant to this prospectus. Because the selling stockholders may sell all, some or none of the common stock held by them, no assurance can be given as to the number of shares of common stock that a selling stockholder will hold upon termination of any offering made hereby. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by the prospectus and may have acquired additional shares of our common stock since the date on which they provided the information in the table below. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock held by them in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling stockholders.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

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	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to the Offering		Shares	After the Offering(2)
Name of Selling Stockholder	Number	Percentage(1)	Offered	Number	Percentage(1)
Entities affiliated with Lovell Minnick Partners LLC(3)	4,878,049	17%	4,878,049	—	—%

(1)	Percentages based on 28,589,938 shares of common stock outstanding as of November 30, 2017.

(2)	Represents the amount of common stock that will be held by the selling stockholders after completion of all offerings pursuant to this prospectus based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) that no other shares of common stock are acquired or sold by the selling stockholders prior to completion of such offerings. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell some or all of their shares pursuant to an exemption from the registration requirements of the Securities Act.

(3)	Represents 3,373,693 shares that are held of record by LM III TriState Holdings LLC and 1,504,356 shares that are held of record by LM III-A TriState Holdings LLC. Lovell Minnick Partners LLC is the managing member of Fund III UGP LLC, which is the general partner of Lovell Minnick Equity Advisors III LP, which is, in turn, the general partner of each of Lovell Minnick Equity Partners III LP and Lovell Minnick Equity Partners III-A LP. Lovell Minnick Equity Partners III LP is a managing member of LM III TriState Holdings LLC and Lovell Minnick Equity Partners III-A LP is a managing member of LM III-A TriState Holdings LLC. Investment decisions are made on behalf of Lovell Minnick Partners LLC by the six-person Investment Committee of its Board of Managers. The business address for each of LM III TriState Holdings LLC and LM III-A TriState Holdings LLC is 150 N. Radnor Chester Road, Suite A200, Radnor, Pennsylvania 19087. Each of the foregoing persons expressly disclaims beneficial ownership of the reported shares except to the extent of its pecuniary interest therein.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities, except that James Minnick, who is a Director of TriState Capital, is an officer of Lovell Minnick Partners LLC.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

If we offer preferred stock under this prospectus, then we will, at that time, provide a ratio of earnings to combined fixed charges and preferred stock dividends in the applicable prospectus supplement for such offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains a description of our common stock and a summary of the material general terms of the other securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. Further, this summary is subject to, and qualified in its entirety by reference to, our articles of incorporation, as amended (the “articles of incorporation”), and our bylaws, as amended (the “bylaws”), each of which is incorporated by reference, the applicable provisions of the Pennsylvania Business Corporation Law, as amended, and other applicable provisions of Pennsylvania law, and other documents relating to any securities sold pursuant to this prospectus. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

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DESCRIPTION OF COMMON STOCK

General

Our articles of incorporation authorize us to issue a total of 45,000,000 shares of common stock, no par value per share. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of November 30, 2017, 28,589,938 shares of our common stock were issued and outstanding and held by approximately 139 shareholders of record.

Voting. Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors.

Dividends and other distributions. Subject to certain regulatory restrictions discussed in this prospectus and to the rights of holders of any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock. For additional information, see “Supervision and Regulation-Dividends.”

Preemptive rights. Holders of our common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.

Preferred Stock. Our articles of incorporation permit us to issue up to 150,000 shares of one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. See “Description of our Preferred Stock” for a description of rights and preferences that series of our preferred stock may have. At this time, no series of our preferred stock is authorized, issued and outstanding.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

Rights of Selling Stockholders. In connection with our issuance of the Series C preferred stock to the Lovell Minnick funds, we entered into a Preferred Stock Purchase Agreement, dated as of April 24, 2012, as amended. Pursuant to the Preferred Stock Purchase Agreement, we agreed to comply with certain continuing obligations which, as in effect after our initial public offering, are described in more detail below.

Board representation. We agreed under the terms of the Preferred Stock Purchase Agreement as amended to appoint one individual designated by the Lovell Minnick funds to serve in the following positions for us and for TriState Capital Bank: (1) a Class IV director (who had a term that expired April 24, 2016) and, in the case

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of the Bank, a director; (2) a member of the Compensation Committee; and (3) a member of the Nominating and Corporate Governance Committee.

We also agreed that, for so long as the Lovell Minnick funds collectively hold more than 4.9% of our outstanding common stock, we would nominate the director designated by the Lovell Minnick funds for successive four-year terms and take any other lawful action within our power to cause the designee to be elected for terms as a director of TriState Capital and TriState Capital Bank. In addition, we agreed that vacancies created by any resignation or otherwise of a director designated by the Lovell Minnick funds will be filled with a successor director that has been designated by the Lovell Minnick funds. If a director nominee that has been designated by the Lovell Minnick funds is not elected for any reason, we have agreed that we will increase the number of directors, creating a vacancy on our board of directors, and then fill that vacancy with the Lovell Minnick fund’s designee. Unless increased pursuant to this covenant, we have agreed that the number of directors on our board will not exceed 14.

James E. Minnick was appointed in August 2012 to, and continues to serve on, our board of directors and the board of directors of TriState Capital Bank as the representative of the Lovell Minnick funds, and he also serves on certain of our committees, including the Compensation Committee and the Nominating and Corporate Governance Committee.

Observer rights. In addition to the above-described board representation rights, we also agreed that, for so long as the Lovell Minnick funds collectively hold more than 4.9% of our outstanding common stock, we and TriState Capital Bank will invite one observer designated by the Lovell Minnick funds to our respective board meetings. This observer will be entitled to attend meetings and take notes, but will not be entitled to vote or participate in discussions at the meetings.

Indemnification. We agreed under the terms of the Preferred Stock Purchase Agreement that we will be the indemnitor of “first resort” with respect to any claims against the director designated by the Lovell Minnick funds for indemnification claims that are indemnifiable by both us and the Lovell Minnick funds. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against the Lovell Minnick funds.

Registration Rights

In connection with our issuance of the Series C preferred stock, we entered into a Registration Rights Agreement with the Lovell Minnick funds. The Registration Rights Agreement provides that the holders of at least 50% of our common stock (on an as-converted basis) that is held by the Lovell Minnick funds may require that we file a Form S-1 or similar “long-form” registration statement with the SEC to register the shares of our common stock that are issuable upon conversion of our Series C preferred stock. It is a condition to any such long-form demand registration that the aggregate offering price of the securities to be registered be at least $25.0 million.

In addition, holders of at least 25% of our common stock (on an as-converted basis) that is held by the Lovell Minnick funds may require that we file a Form S-3 or similar “short-form” registration statement with the SEC to register the shares of our common stock that are issuable upon conversion of our Series C preferred stock. It is a condition to any such short-form demand registration that the aggregate offering price of the securities to be registered be at least $10.0 million. We have agreed with the Lovell Minnick funds that the registration statement that includes this prospectus constitutes such a “short form” registration statement under the Registration Rights Agreement.

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All demand registrations pursuant to the Registration Rights Agreement will be short-form registrations whenever we are permitted to use any applicable short form. We have agreed to use our best efforts to make short-form registrations available for the sale of any securities for which registration rights are available under the Registration Rights Agreement.

We are required to pay the expenses associated with the above-described demand registrations, including the registration relating to the offering made by this prospectus, even if the registration is not completed. Lovell Minnick, as the holder of a majority of the securities included in this demand registration has the right to select investment bankers and managers to administer the offering.

The Registration Rights Agreement also provides certain “piggyback” registration rights to the Lovell Minnick funds which were waived with respect to our initial public offering. Subject to certain limitations, in the event that we register any of our equity securities under the Securities Act (other than pursuant to an above-described demand registration or in connection with registration statements on Form S-4 or Form S-8), we must give notice to the Lovell Minnick funds of our intention to effect such a registration and must include in the registration statement all registerable securities for which we have received a written request for inclusion. We will be required to pay for all piggyback registration expenses, even if the registration is not completed. We will retain the right to select the investment bankers and managers to administer any underwritten offering in which piggyback registration rights are granted.

The rights of any person to request a demand registration or to request inclusion in a piggyback registration pursuant to the Registration Rights Agreement will terminate upon the earliest time after an initial public offering at which a holder of the registerable securities: (1) can sell all shares held by it in compliance with Rule 144(b)(1) (i) or (ii) of the Securities Act; or (2) holds 1% or less of our outstanding common stock and all of the registerable securities held by such holder may be sold in any three-month period without registration in compliance with Rule 144.

Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of governing documents. Our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of TriState Capital, the assumption of control of TriState Capital by a holder of a large block of our voting stock and the removal of our management. These provisions: empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors; divide our board of directors into four classes serving staggered four-year terms; eliminate cumulative voting in elections of directors; require the request of holders of at least 10% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting; and require at least 60 days’ advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Provisions of applicable law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to us which may have the effect of impeding a change in control of TriState Capital. These provisions, among other things: prohibit shareholders from calling a special meeting, in most circumstances, or by acting by less than unanimous written consent; prohibit shareholders from proposing amendments to a corporation’s articles of incorporation; require (under Subchapter E of Chapter 25) that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation; prohibit (under Subchapter F of Chapter 25) for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person

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or group beneficially owning 20% or more of a public corporation’s voting power, provided that this provision does not apply to any business combinations approved by a corporation’s board of directors; generally prohibit (under Subchapter G of Chapter 25) a person or group who or which acquires voting power in an election of directors in excess of certain thresholds (20%, 33 1/3% and 50%) for the first time from voting the “control shares” (i.e., the shares acquired which result in the person exceeding the applicable threshold, plus all voting shares acquired in the preceding 180 days and any other voting shares acquired with the intent of making a “control-share acquisition”) unless voting rights are restored at a shareholders meeting requested by the acquiring shareholder by the affirmative vote of a majority of the shares eligible to vote in elections of directors of both (1) the disinterested shareholders and (2) all voting shares; require (under Subchapter H of Chapter 25) any person or group that publicly announces that it may acquire control of a public company, or that acquires or publicly discloses an intent to acquire twenty percent (20%) or more of the voting power of a public company, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months; require (under Subchapter I of Chapter 25) the payment of minimum severance benefits to certain employees whose employment is terminated within two years of the approval of a control-share acquisition under Subchapter G of Chapter 25 of the Act; prohibit (under Subchapter I of Chapter 25) the cancellation of certain labor contracts in connection with a control-share acquisition under Subchapter G of Chapter 25 of the Act; expand the factors and groups (including, without limitation, shareholders) that a corporation’s board of directors can consider in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s board of directors need not consider the interests of any particular stakeholder group as dominant or controlling in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; and provide that the fiduciary duty of a corporation’s directors is due solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not directly by a shareholder.

In addition to the foregoing, the Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duties of directors do not require them to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; render inapplicable, or make determinations under, provisions of the Act relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or act as the board of directors, a committee of the board or an individual director, solely because of the effect that the action could have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

The Pennsylvania Business Corporation Law further provides that any act of the board of directors, a committee of the board or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of the disinterested directors have assented will be presumed to satisfy the standard of care set forth in the statute, unless it is proven by clear and convincing evidence that disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of the Pennsylvania Business Corporation Law, our directors have broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Through amendments to our articles of incorporation, we have opted out of coverage by Subchapters E, G and H of the Pennsylvania Business Corporation Law which are described above. As a result, those provisions would not apply to a non-negotiated attempt to acquire control of TriState Capital, although such an attempt would still be subject to the special provisions of our governing documents described in the paragraphs above.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the

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effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK

General

The following outlines the general provisions of the shares of preferred stock which we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

Our articles of incorporation permit us to issue, without shareholder approval, up to 150,000 shares of one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation. At this time, no series of our preferred stock is authorized, issued and outstanding.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;
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•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

As stated above in the “Description of Our Common Stock”, the authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Anti-Takeover Effects of Governing Documents and Applicable Law.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends on such preferred stock. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the

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•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

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Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

This section of the prospectus describes the material terms and provisions of depositary shares which we may offer from time to time. If and when we offer to sell depositary shares of our preferred stock, we will describe the specific terms of the offering and the depositary shares in a prospectus supplement. The applicable prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the depositary shares offered by us. This summary is not complete and is qualified in its entirety by reference to our articles of incorporation, bylaws and any applicable provisions of Pennsylvania law.

Depositary shares are fractional shares of preferred stock. Each depositary share will represent a certain fraction of a share of a certain series of preferred stock. If we decide to offer and sell depositary shares, the fractional amount of preferred stock that the depositary share represents, the underlying series of such preferred stock, and the powers, designations, preferences, and other terms and rights of the underlying series of preferred stock will be specified in the applicable prospectus supplement.

If we choose to issue depositary shares, we will (1) deposit the underlying preferred stock represented by each depositary share with a depositary (the “preferred stock depositary”), (2) enter into a deposit agreement with the preferred stock depositary and the holders of the depositary shares, and (3) issue depositary receipts for any depositary shares we sell. Subject to the terms of the deposit agreement and depositary receipt, each holder of one or more depositary shares will be entitled to all of the rights and preferences of the series of preferred stock underlying the depositary shares in proportion to the applicable fraction of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights.

We will identify the preferred stock depositary and describe the material terms of the depositary shares, depositary receipts, deposit agreement, and underlying series of preferred stock in a prospectus supplement relating to the offering of depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC as an exhibit to the applicable prospectus supplement.

Voting

Holders of depositary shares are entitled to the same voting rights, if any, in the applicable proportional amount, as holders of the series of preferred stock represented by the depositary shares. If holders of the underlying preferred stock are entitled to vote at any meeting of shareholders, the preferred stock depositary will

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mail the notice of such meeting to the holders of depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the underlying preferred stock. Each holder of one or more depositary shares will be furnished with certain information about the shareholder meeting, including notice, reports, and proxy solicitation material, and will be able to vote his or her depositary shares by giving instructions to the preferred stock depositary in accordance with the information provided in the proxy material.

Dividends

Holders of depositary shares are entitled to the same dividend and other distribution rights, in the applicable proportional amount, as holders of the series of preferred stock represented by the depositary shares. If we offer depositary shares, we will include a description of the dividend rights of the underlying preferred stock in the applicable prospectus supplement. The par value of the underlying preferred stock, if any, the dividend rate, and whether the dividends are cumulative or non-cumulative will be included in such description.

The record date for receiving dividends on behalf of depositary shares will be the same as the record date for the underlying preferred stock. If we issue dividends to the holders of the underlying series of preferred stock, each holder of depositary shares will receive a proportional amount of such dividend equal to (i) the fraction of a share of preferred stock represented by a depositary share, multiplied by (ii) the number of depositary shares held by such holder. The payment of dividends to holders of depositary shares will be facilitated in a manner similar to the payment of dividends to holders of our common and preferred stock.

Redemption, Conversion and Liquidation

Our ability to redeem depositary shares will be the same as our ability to redeem shares of the underlying series of preferred stock. This ability will be outlined in the prospectus supplement accompanying the offering of the depositary shares. The redemption price for each depositary share will be (i) the redemption price for a share of the underlying preferred stock, multiplied by (ii) the fractional amount of a share of preferred stock represented by the depositary share.

If we issue a stock dividend or stock split with respect to the underlying preferred stock, reclassify the underlying preferred stock, exchange shares of the underlying preferred stock for a different class of securities, or upon any recapitalization, reorganization, merger or consolidation, the holders of depositary shares will be entitled to the same rights and treatment—on a proportional basis—as the holders of the underlying preferred stock. These actions will likely be effectuated through the preferred stock depositary. Please refer to the prospectus supplement accompanying any offering of depositary shares for more information on our ability to exercise the aforementioned changes.

If the Company is liquidated or wound up and dissolved, holders of depositary shares will receive the same distribution and other rights as holders of the underlying series of preferred stock in an amount proportional to the fraction of a share of preferred stock represented by a depositary share. The liquidation preference and related rights of the underlying preferred stock will be outlined in the applicable prospectus supplement.

Withdrawal of the Underlying Preferred Stock

Holders of depositary shares may have the right to withdraw the underlying preferred stock represented by their depositary shares. The existence of this right and the terms and requirements related thereto will be outlined in the applicable prospectus supplement. If a holder of depositary shares wishes to withdraw the underlying preferred stock, he or she will need to surrender the depositary receipt and pay all taxes, charges and fees provided for in the deposit agreement. The deposit agreement may provide that only whole shares of the underlying preferred stock may be withdrawn and that shares of preferred stock may not be redeposited in exchange for depositary shares. Please refer to the form deposit agreement that will be attached to any prospectus supplement relating to the offering of depositary shares.

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Other Rights

If the holders of the underlying preferred stock have the right to subscribe for or purchase additional securities or any other rights, preferences, or privileges, the same rights, preferences, and privileges will apply to holders of depositary shares in the respective proportional amount. These rights will be outlined in the applicable prospectus supplement. The preferred stock depositary may also be able to sell certain of those rights, preferences, and privileges, whether through warrants or otherwise, and the net proceeds of such sale will be distributed to the holders of depositary shares entitled to such proceeds.

The deposit agreement may also provide holders of depositary shares with the right to inspect the transfer books of the preferred stock depositary and to access and/or obtain a copy of the list of holders of depositary receipts. These rights, if applicable, will be contained in the deposit agreement. Further, the preferred stock depositary will forward or make available, as applicable, any reports and communications from us with respect to the underlying preferred stock to the holders of depositary shares.

Amendment and Termination

The deposit agreement and depositary receipts may be amended, extended, or terminated by us if certain requirements are satisfied. Our ability to do so will be described in detail in the applicable prospectus supplement and form deposit agreement and depositary receipt attached thereto. The depositary agreement may be terminated if (i) all the outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with our liquidation, winding up, or dissolution.

The deposit agreement may allow us to change the preferred stock depositary or allow the preferred stock depositary to resign. If the preferred stock depositary resigns, a new preferred stock depositary will be appointed to assume the role of preferred stock depositary of our depositary shares. Any preferred stock depositary we use must meet certain requirements, which will be described in the applicable prospectus supplement.

Limitation of Liability

The deposit agreement may also provide for a limitation on the liability of both us and the preferred stock depositary. Under the deposit agreement, we may agree to indemnify the preferred stock depositary. With respect to the holders of depositary shares, our liability and the liability of the preferred stock depositary may be limited as follows:

•	we may only be required to take the actions set forth in the deposit agreement in good faith;

•	we will not be liable if a change in the law or other circumstances beyond our control inhibit our ability to perform certain obligations under the deposit agreement;

•	we may have discretionary authority under the deposit agreement, and we will not be liable for actions taken within our discretionary authority;

•	we may not be required to take certain actions under the deposit agreement unless we are provided with satisfaction indemnification from the holders of the depositary shares; and

•	we will be permitted to rely in good faith on the advice of legal counsel and other experts under certain circumstances.

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Fees and Charges Against Holders of Depositary Shares

Certain fees and charges related to the issuance, existence, and ownership of the depositary shares will be paid by us and certain of those fees and charges must be paid by the holders of the depositary shares. Those fees and charges that must be paid by the holders may be charged against dividends and other distributions received on behalf of the depositary shares and/or the underlying shares of preferred stock. Detailed information with respect to the amount, recipient, and party responsible for the payment of fees and charges related to (i) the deposit, substitution, or withdrawal of the underlying preferred stock, (ii) the receipt and distribution of dividends, (iii) the sale or exercise of certain rights, and (iv) the transfer, splitting, or grouping of depositary receipts will be provided in the applicable prospectus supplement and the attachments thereto.

DESCRIPTION OF DEBT SECURITIES

General

This section of the prospectus describes the material terms of our debt securities, which may be senior debt securities or subordinate debt securities. When we offer to sell our debt securities, we will describe the specific terms of the offering and the debt securities in a prospectus supplement. The information provided in the prospectus supplement may differ from the information provided herein. In such instances, the prospectus supplement will control. We urge you to read the prospectus supplement and any other offering material carefully and in its entirety. This summary is not complete and is qualified in its entirety by reference to the prospectus supplement and any accompanying exhibits, our articles of incorporation, bylaws and any applicable provisions of Pennsylvania law.

Any debt securities we issue will be issued under an indenture, which is an agreement between us and the trustee for the debt securities. We have provided the form of the indentures for both the senior and subordinate debt securities as exhibits to this registration statement. The indentures will be governed by the Trust Indenture Act of 1933, as amended, and may be amended by us from time to time. Please refer to the form indentures for additional information about the indentures and the debt securities to which they relate. When we refer to the “indenture” throughout this section, we are referring to the indenture for the applicable debt securities.

Unless otherwise specified in the applicable prospectus supplement, any debt securities that we issue will be our direct unsecured obligations. Senior debt securities will rank equally with all of our other unsecured and unsubordinated debt obligations. Subordinate debt securities will be junior to any senior debt securities and other unsubordinated debt obligations. The applicable prospectus for any debt securities we issue will describe the priority of the securities relative to our other debt securities and obligations.

If we issue senior or subordinate debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may include:

•	the title of the debt securities;

•	the number of debt securities we can issue under the indenture, which may be unlimited;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities, which will be expressed as a percentage of the principal amount and which may be sold at par, at a premium, or at a discount;
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•	the denomination or denominations of the debt securities;

•	whether the debt securities will be senior or subordinated, including additional subordination provisions as needed;

•	the maturity date (the date on which the entire principal will be due), which may vary amongst debt securities in the same series;

•	whether the debt securities will bear interest and, if so, the interest rate or rates, whether the rates are fixed or variable, the date or dates from which interest will start accruing, and the date or dates when the interest will be payable by us;

•	the date or dates on which we will make payments of principal and interest, if any, on the debt securities;

•	if the payment of principal and interest, if any, is contingent and, if so, a description of such contingency;

•	the place or places where we can make payments of principal and interest, if any, on the debt securities;

•	the place or places where holders of debt securities can give notices or demands to us;

•	the place or places where holders of debt securities will receive notices or other information from us;

•	the terms and conditions under which we may be permitted or required to redeem the debt securities, including any sinking fund provisions;

•	the terms and conditions under which we may be permitted or required to repurchase the debt securities;

•	the terms and conditions under which we may be permitted or required to retire the debt securities;

•	whether the debt securities are convertible into common stock or another type of securities and, if so, terms and conditions related to conversion;

•	whether the debt securities will be certificated and/or in bearer form;

•	whether the debt securities will be permanent global debt securities or temporary global debt securities and, if so, the terms and conditions related thereto;

•	information with respect to book-entry procedures, if any;

•	a description of the events that qualify as an event of default and whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture;

•	the terms and conditions of acceleration of the debt securities and any other repercussions of an event of default;

•	the requirements for the trustee to take action under the indenture and what indemnification, if any, the trustee may require before proceeding;

•	the covenants we will undertake with respect to the indenture and underlying debt securities;
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•	information regarding any lien or other instrument securing the debt securities, if any, and terms and conditions relating to the modification of the terms of the security or rights of security holders;

•	the identity of the trustee and the nature of any material relationship between the trustee and us or any of our subsidiaries;

•	the identity of any security registrar, paying agent, depositary, and interest rate calculation agent for the debt securities;

•	applicable material income tax implications; and

•	any other terms of the debt securities.

If we issue subordinate debt securities, we will also provide in the applicable prospectus supplement the aggregate amount of our indebtedness that is senior to the subordinate debt securities, including but not limited to any senior debt securities, as of the most recent practicable date. We will also describe the terms and conditions under which we can issue additional debt securities and incur additional other debt obligations that may be senior to the subordinate debt securities. The indentures may permit us to issue additional debt securities, in the same or a different series, without the consent of the holders of existing debt securities. These new debt securities may be equal to or superior in priority to the existing debt securities.

The debt securities are our debt and our assets include equity in our subsidiaries. Our ability to make payments on our debt securities may depend on the ability of our subsidiaries to pay us dividends or issue us loans or other funds. Our subsidiaries’ ability to pay dividends is restricted by certain regulations and sound banking principals. Further, if our subsidiaries become insolvent, creditors of our subsidiaries will have priority to its assets. Our right to our subsidiaries’ assets, and our ability to use those assets to satisfy our debt securities, will be subordinate to our subsidiaries’ creditors. Further, the terms of any debt securities offering may provide that, in the event of default and acceleration, the amount of principal due under acceleration may be less than the amount of stated principal.

Interest and Principal Payments

We will make payments of principal and interest, if any, to the holders of our debt securities. All payments will be made in U.S. dollars. The payments may be effectuated through a depositary, paying agent, or other third party. The payments will be made to the registered holder of the debt security at the close of business on the applicable record date. If the debt securities are held in certificated form, the paying agent will make payments by check or wire transfer to the address or bank account designed by the holder of the debt securities. If the debt securities are held as global securities, the depositary will credit the holders’ accounts after receiving payment by wire transfer from us. TriState and the trustee may not be responsible for maintaining records of ownership or payment transfers on behalf of the debt securities. Any delegation or limitation of this liability will be outlined in the applicable prospectus supplement. Payments made by the depositary on behalf of debt securities held as global securities will also be governed by the depositary’s customary policies and practices and any standing customer instructions.

We will not be obligated to compensate the holders of our debt securities for any federal income tax withheld by us for purposes of satisfying holders’ federal income tax obligations on behalf of the debt securities.

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Transfer

The debt securities, including the right to receive payment of principal and interest, if any, may be transferred from one holder to another under the terms of the applicable indenture. If the debt securities are certificated, the holder must surrender the certificate evidencing the debt securities. If the debt securities are global debt securities, they can be transferred only as permitted by the depositary of the global debt securities. The transfer terms applicable to any debt securities we offer will be outlined in the prospectus supplement and form of indenture accompanying such offering.

Redemption, Repayment, and Repurchase

The applicable prospectus supplement and indenture may contain terms and conditions that permit or require us to redeem outstanding debt securities. We may be permitted to exercise a partial redemption, where we redeem some but not all of the debt securities. Any partial redemption will be carried out in a fair and reasonable manner as determined by the trustee, the depositary, or some other third party agent. Contingent on our payment of the redemption price for the debt securities, the debt securities will cease to accrue interest as of the redemption date.

The holders of our debt securities may have the option to demand that we repay such debt security on a certain date or dates prior to the maturity date. The applicable prospectus supplement will indicate if this option is available and, if so, the option dates, repayment amount, notice requirements, and other terms related thereto. Unless indicated otherwise, the repayment price will be equal to the full outstanding principal amount plus any accrued interest. In order to exercise the early repayment option, if any, the payment agent must receive proper notice. If the debt security is held in global security form, the depositary or its nominee will be the only party that can exercise a right to repayment.

We may repurchase our debt securities at any price on the open market or otherwise. Repurchased debt securities may be held by us, resold, or canceled at our discretion.

Change in Control

Unless the applicable prospectus supplement states otherwise, a change in control of TriState will not affect our debt securities or the rights of the holders thereof. A change in control will not be considered an event of default and will not trigger acceleration of the debt securities. A change in control may adversely affect the value of the debt securities.

Consolidation, Merger, or Sale of Substantially All Assets

If we offer debt securities, the indenture will permit us to consolidate with another company, merge with and into another company, and sell all or substantially all of our assets under certain circumstances. These circumstances may include the requirements that:

•	the surviving company, in the case of a consolidation or merger, or the acquiror, in the case of a sale of all or substantially all of our assets, is a validly existing domestic company that assumes all of our obligations under the indenture and with respect to the debt securities;

•	the transaction will not result in an event of default under the indentures; and

•	certain other requirements.

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These requirements will be described more fully in the prospectus supplement and form of indenture accompanying any offering of our debt securities. The surviving company or acquiror will also be assigned all of our rights under the indenture.

Events of Default

Certain events will constitute an “event of default” by us under the indenture. There may be certain repercussions if an event of default occurs, such as acceleration of the principal amount due by us under the debt securities or waiver of some of our rights under the indenture. The circumstances that constitute an event of default and the repercussions thereof will be more fully described in the prospectus supplement and accompanying form of indenture. Events of default may include:

•	failure by us to make a required payment of principal and/or interest for a certain period of time, such as 30 days, after such payment is due;

•	failure by us to make a required sinking fund payment for a certain period of time, such as 30 days, after such payment is due;

•	breach by us of performance of any other of our obligations under the indenture, if such breach continues for a certain period of time, such as 60 days, after proper notice thereof is received by us;

•	breach by us of one or more of our covenants and warranties under the indenture, if such breach continues for a certain period of time, such as 60 days, after proper notice thereof is received by us;

•	certain events of our bankruptcy, insolvency, or reorganization; and

•	certain other events.

Events of default will apply separately to each series of our debt securities. However, an event of default under one series of our debt securities may constitute an event of default under another series of our debt securities.

If an event of default occurs, the trustee, and in certain circumstances the holders of our debt securities, may have the ability to initiate proceedings against us to enforce the acceleration and other default repercussion terms, if any, under the indenture. In order to so do, however, certain requirements must be met. These requirements will be described in the prospectus supplement and form of indenture accompanying any offering of our debt securities. These requirements may include:

•	reasonable and satisfactory indemnification of the trustee by the holders of the debt securities;

•	proper notice of default or breach from the holders of debt securities to the trustee;

•	proper notice of default or breach from the trustee or the holders of debt securities to us; and

•	the trustee has not received inconsistent directions from the holders of our debt securities.

Notwithstanding the foregoing, the holders of our debt securities will have an absolute right to receive payment of the principal and interest due on the debt securities under the terms of the indenture and to initiate proceedings to enforce such right to payment. Further, we may be required under the terms of the indenture to provide periodic assurance or evidence that we have met all of our obligations related to the debt securities.

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Amendment of Indenture

We may amend the indenture, including our rights and obligations, the rights and obligations of the trustee, and the rights and obligations of the holders of our debt securities, if certain conditions are met. Certain amendments will require the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of one or more series affected by the amendment. The amendments that require majority consent from the holders of debt securities may include:

•	changing the maturity date of the debt securities;

•	changing the amount of any payment of principal and interest;

•	allowing payments of principal and interest, if any, to be made in a different currency;

•	changing certain terms related to subordination;

•	changing certain terms related to acceleration and other terms, if any, in repercussion of any event of default by us;

•	reducing the consent requirements needed to amend the indenture or waive compliance with certain of our obligations under the indenture;

•	limiting the holders’ rights to proceed against us for the enforcement of payment of principal and interest, if any;

•	waiving the payment required by us to redeem the debt securities; and

•	certain other amendments.

Please read the prospectus supplement and form of indenture accompanying any offering of our debt securities for complete and final terms relating to our ability to amend the terms of the indenture.

Waiver of Compliance with Indenture

The indenture permits the holders of debt securities to waive our compliance with certain of our obligations under the indenture. A waiver requires the consent of the holders of at least a majority of the principal amount of the outstanding debt securities affected by such waiver. The holders of debt securities may also be able to waive certain past defaults by us. The limitations on waiver of our obligations under the indenture and past defaults will be described in the applicable prospectus supplement and form of indenture.

Discharge and Defeasance

The terms of the indenture may permit us, upon the payment of all outstanding principal and interest payments due under the debt securities, to discharge all or most of our remaining obligations in respect of the debt securities. We will be discharged from our obligations and covenants under the indenture only if we make payment of all outstanding principal and interest due under the debt securities and certain other additional requirements are met. These additional requirements may include obtaining an opinion letter that our payment is adequate to satisfy all outstanding principal and interest payments and that in doing so, the holders of our debt securities will not be subject to adverse income tax consequences.

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Trustee

If we choose to offer debt securities, the identity of the trustee will be disclosed in the applicable prospectus supplement. The prospectus supplement and accompanying form of indenture will also lay out the trustee’s rights and obligations, both as they relate to us and the holders of our debt securities. Any material relationship between the trustee and us or any of our subsidiaries will also be laid out in the prospectus supplement.

We will be obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liability, and expenses incurred by it in performing its duties under the indenture. The applicable prospectus supplement and form of indenture will disclose the compensation and indemnification terms that apply to the trustee. Our payment obligations to the trustee will generally be senior to our payment obligations on behalf of the debt securities.

There may be circumstances that require or permit the trustee to resign. If the trustee resigns, a new trustee will be appointed to assume the role of trustee of our debt securities. This will require amendment or assignment of the indenture.

Subordination

The debt securities we offer and sell may be subordinate to some or all of our other debt obligations. This means that our obligation to make payments on our other debt obligations will take legal priority over our obligation to make payments on our debt securities. The extent of the subordination of our debt securities will be outlined more fully in the applicable prospectus supplement.

Our senior debt securities will be subordinate to our senior debt. “Senior debt” includes, as applicable, principal, premium, interest, rent, termination fees, and any other payments due on our current or future indebtedness, whether created, incurred, assumed, guaranteed, or effectively guaranteed by us, including any deferrals, renewals, extensions, refinancing, refunds, amendments and supplements thereto. Senior debt may be in the form of loans, debenture, notes, letters of credit, accounts payable, leases, purchase agreements, derivative instruments, guarantees, security agreements, and other forms. Senior debt does not, however, include:

•	indebtedness that by its terms is subordinate to the senior debt securities;

•	indebtedness that we may owe to our subsidiaries; and

•	certain other indebtedness.

Our subordinate debt securities will be subordinate to our senior debt securities and our senior debt, whether existing at the time of issuance of the subordinate debt securities or incurred thereafter. We may issue senior debt securities after issuing subordinate debt securities, and the subordinate debt securities will be subordinate to the later-issued senior debt securities. Our subordinate debt securities may also be subordinate to certain indebtedness of our subsidiaries.

In the event of our bankruptcy, insolvency, reorganization, liquidation, winding up, or dissolution, we will be required to first satisfy our senior debt. Second, we will satisfy our senior debt securities, if any. Third, we will satisfy our subordinate debt securities, if any. Fourth, we will satisfy any of our indebtedness that is subordinate to the subordinate debt securities. Lastly, we will distribute our remaining assets to our stockholders.

In the event of an acceleration of our payment obligations with respect to our subordinate debt securities due to an event of default, we may be required to satisfy some or all of our payment obligations with respect to our senior debt and senior debt securities before making payment to the holders of our subordinate debt

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securities. We may not be permitted to make any payments to the holders of our subordinate debt securities if we are in default in the payment of any amounts due under our senior debt or senior debt securities. If we violate this restriction or otherwise violate certain terms of subordination amongst our various debt obligations, the holders of our debt securities may be required to return payments made to them in violation of the subordination terms of the indenture.

Global Debt Securities

Our debt securities will be in either certificated form or global debt securities form. The prospectus supplement accompanying any offering of our debt securities will identify the form of the debt securities being sold. Unless the applicable prospectus supplement states otherwise, if the debt securities are held in global securities form, they will be registered in the name of The Depositary Trust Company or its nominee (“DTC”). DTC will hold the debt securities on behalf of the beneficial owners of the securities. Beneficial owners of debt securities registered in global securities form will need to either establish an account with DTC or hold the securities through an organization with an established account with DTC in order to facilitate the payment of principal and interest and the giving and receipt of notice and other information on behalf of the debt securities. Ownership of global debt securities and any transfer of such ownership can only be effectuated through the records maintained by DTC and its policies and procedures related thereto.

Payments of principal and interest on behalf of our debt securities will be paid by us or our paying agent to DTC. DTC will then facilitate the forwarding of those payments to the beneficial owners of the global debt securities. DTC accomplishes this task by crediting the accounts of the beneficial owners with the respective payment amount due to them according to DTC’s records. The distribution of these payments will also be affected by certain instructions given to DTC by underwriters, agents, and/or the beneficial owners. Similarly, notices and other information given by us to the holders of our debt securities will be given to DTC for forwarding to the beneficial owners.

Accordingly, TriState, the trustee, and the paying agent will have no liability for:

•	the beneficial ownership, payment and notice instructions, and other information contained in DTC’s records;

•	payments made by DTC to the beneficial owners of our global debt securities;

•	the transfer of notices and information from DTC to the beneficial owners of global debt securities, and

•	the relationship between DTC and the beneficial owners of our debt securities.

For all of our debt securities held in global debt security form, DTC will be considered the holder or registered owner of the debt security. As such, a beneficial owner will not be entitled to hold the debt securities in its name, receive a physical certificate representing the debt securities, or be considered the holder of the debt securities under the applicable indenture. Each beneficial owner of our global debt securities must rely solely on DTC and its policies and procedures to exercise the rights of a holder or beneficial owner of our debt securities. If the beneficial owner does not have an account with DTC and so must own its debt securities through a separate organization with an account with DTC, such person must also rely on such separate organization to exercise its rights and maintain correct records. However, DTC may permit beneficial owners to exercise certain rights under the debt securities and accompanying indenture under certain circumstances.

According to information provided to us, DTC is a limited-purpose trust company and “banking organization” organized under the New York Banking Law, a member of the Federal Reserve System, and a “clearing agency” registered under the Exchange Act. DTC holds the securities of the beneficial owners of debt

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securities and facilitates the trading and forwarding of payments due thereunder through an electronic book-entry system. Some of the holders of accounts with DTC are also owners of DTC’s parent company, The Depositary Trust & Clearing Corporation. The rules applicable to DTC and its account holders are publicly available through filings with the SEC. The above information concerning DTC and its book-entry system is believed by us to be reliable, but we take no responsibility for the accuracy of this information.

Once one or more of our debt securities are registered in global debt securities form with DTC, they may be exchanged for certificated securities under certain limited circumstances, including in our sole discretion. If so exchanged, the aggregate number and principal amount of the debt securities will not change. The certificated securities will be registered in the names of the beneficial owner of the global debt securities as determined by DTC’s records. Further, if DTC becomes unwilling or unable to act as depositary for our debt securities or is otherwise unqualified to do so under the Exchange Act, we may appoint a new depositary or change the form of the global debt securities to certificated debt securities.

Lastly, some jurisdictions may require certain purchasers of debt securities to hold them in physical certificated form. Beneficial owners to which this limitation applies may experience difficulty in transferring their global debt securities and delay in receiving payment on behalf of their global debt securities.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants for the purchase of common stock, preferred stock, depositary shares, senior debt securities, or subordinate debt securities which we may issue from time to time. Warrants issued pursuant to this prospectus may be issued independently or together with any other of our securities. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

This summary outlines some of the terms and other provisions of the warrants that may be issued. This summary is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, all of which will be filed with the SEC, as well as our articles of incorporation, bylaws and any applicable provisions of Pennsylvania law. When we offer to sell warrants, we will describe the specific terms of the offering and the warrants in a prospectus supplement. You should refer to this prospectus, the prospectus supplement and the warrant agreement, including the forms of securities warrant certificate, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants. For more information on how you can obtain copies of the applicable warrant agreement, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement, the applicable prospectus supplement and any other offering material in their entirety.

The applicable prospectus supplement will describe the following terms, where applicable, of any warrants issued under this registration statement:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
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•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The prospectus supplement relating to any warrants to purchase securities may also include, if applicable, a discussion of certain considerations with U.S. federal income tax laws and the federal Employee Retirement Income Security Act.

Warrants for the purchase of common stock, preferred stock, depositary shares, and debt securities will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Prior to the exercise of any warrants to purchase our securities, holders of the warrants will not have any of the rights of holders of the underlying securities purchasable upon exercise, including the right to vote or to receive any payments of dividends or interest.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, or the number of depositary shares, senior debt securities, or subordinate debt securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The applicable prospectus supplement will specify the place or places where and the manner in which the warrants may be exercised. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will forward the purchased securities as soon as practicable. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer from time to time. We may issue units comprising of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have all the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

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The applicable prospectus supplement will specify the following terms of any units issued under this registration statement:

•	the terms of the units and of any of the common stock, preferred stock, depositary shares, senior debt securities, subordinate debt securities and warrants comprising the units;

•	a description of the terms of any unit agreement governing the units, including whether and under what circumstances the units may be traded separately;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

•	whether the units will be issued fully registered or in global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement, the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We are registering common stock, preferred stock, debt securities, warrants, depositary shares and units with an aggregate offering price not to exceed $170,000,000, to be sold by us under a “shelf” registration process. In addition, on behalf of the selling stockholders, we are registering 4,878,049 shares of our common stock for resale by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by them.

Sales of securities covered by this prospectus may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution for an offering of the securities covered by this prospectus.

We and/or the selling stockholders may sell the securities in any of the following ways (or in any combination) from time to time:

•	an underwritten offering;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

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•	in privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	in the case of the selling stockholders, through the distribution by any of them to its partners, members or stockholders; and

•	any other method permitted by applicable law.

In addition, each selling stockholders may sell common stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders or us in amounts to be negotiated immediately prior to the sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. In addition, any selling stockholder or affiliate of a selling stockholder that is a registered broker-dealer will be deemed to be an underwriter, unless such selling stockholder purchased in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. As a result, any profits on the sale of the common stock by such selling stockholder and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Affiliates of a selling stockholder who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities covered by this prospectus, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to

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the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the shares (other than any shares purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We or the selling stockholders may use underwriters with whom we or they have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

We will make copies of this prospectus available to the selling stockholders upon reasonable request. We and/or the selling stockholders may indemnify an underwriter, broker-dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders may elect to make a pro rata in-kind distribution of their shares of common stock to their respective members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Keevican Weiss Bauerle & Hirsch LLC, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of TriState Capital Holdings, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.tscbank.com. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 0001380846) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the SEC on February 14, 2017), including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2017 and are incorporated by reference therein;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017 (as filed with the SEC on October 30, 2017), June 30, 2017 (as filed with the SEC on July 31, 2017) and March 31, 2017 (as filed with the SEC on May 1, 2017);

•	Current Reports on Form 8-K filed with the SEC on January 18, 2017, May 23, 2017, July 19, 2017, August 24, 2017, and September 18, 2017; and

•	The description of our common stock contained in our Registration Statement on Form 8-A12B filed with the SEC on May 6, 2013, including any amendments or reports filed for the purpose of updating such description.
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You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

TriState Capital Holdings, Inc.
Attention: Investor Relations
One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, PA 15219

(412) 304-0304

Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

30

2,800,000 Depositary Shares

Each Representing a 1/40th Interest

in a Share of 6.375% Fixed-to-Floating Rate
Series B Non-Cumulative Perpetual Preferred Stock

PROSPECTUS SUPPLEMENT

Keefe, Bruyette & Woods	Raymond James
A Stifel Company

B. Riley FBR	Boenning & Scattergood, Inc.	Stephens Inc.

May 21, 2019